Exhibit 10.8

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CSH PARTNERS, LLC,

a Delaware limited liability company,

AS SELLER

AND

CLEARVIEW HOTEL TRUST, INC.

a Maryland corporation

AS PURCHASER

DATED AS OF JUNE 18, 2010

FOR THE

JW MARRIOTT HOTEL – NEW ORLEANS

614 Canal Street, New Orleans, Louisiana 70130

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
1.1	Definitions	1

ARTICLE 2. THE PROPERTY AND LIABILITIES		8
2.1	Description of the Property	8
2.2	Excluded Property	10
2.3	Assumed Liabilities	10
2.4	Retained Liabilities	10
2.5	Management Agreement	10

ARTICLE 3. PURCHASE PRICE		11
3.1	Purchase Price	11
3.2	Allocation of Purchase Price	11
3.3	Payment of Purchase Price	11

ARTICLE 4. DILIGENCE MATTERS AND INSPECTIONS		12
4.1	Due Diligence Materials and Inspections	12

ARTICLE 5. TITLE TO THE PROPERTY		13
5.1	Title Commitment	13
5.2	Survey	13
5.3	Exceptions to Title	13
5.4	Title Policy	14
5.5	Conveyance of the Property	15

ARTICLE 6. CONDITION OF THE PROPERTY		15
6.1	PROPERTY SOLD “AS IS”	15
6.2	RELIANCE ON DUE DILIGENCE	16

ARTICLE 7. REPRESENTATIONS AND WARRANTIES		16
7.1	Seller’s Representations and Warranties	17
7.2	Purchaser’s Representations and Warranties	22

ARTICLE 8. COVENANTS		23
8.1	Confidentiality	23
8.2	Conduct of the Business	24
8.3	Licenses and Permits	24
8.4	Bookings	25
8.5	Tax Contests	25
8.6	Notices and Filings	25
8.7	Access to Information	25
8.8	Privacy Laws	26
8.9	Further Assurances	26
8.10	Assumption of the Existing Loan	26
8.11	Manager’s Consent and Required Approvals	27
8.12	Ground Lessor Estoppel and Consent	27
8.13	Consent of Shula Steakhouse Franchisor	27

ARTICLE 9. CLOSING CONDITIONS		27
9.1	Mutual Closing Conditions	27
9.2	Purchaser Closing Conditions	28
9.3	Seller Closing Conditions	29
9.4	Frustration of Closing Conditions	29

ARTICLE 10. CLOSING		29
10.1	Closing Date	29
10.2	Intentionally Omitted	30
10.3	Closing Deliveries	30
10.4	Possession	31

ARTICLE 11. PRORATIONS AND EXPENSES		31
11.1	Closing Statement	31
11.2	Prorations	32
11.3	Transaction Costs	32

ARTICLE 12. TRANSITION PROCEDURES		33
12.1	Safe Deposit Boxes	33
12.2	Baggage	33
12.3	Notice to Employees	34

ARTICLE 13. DEFAULT AND REMEDIES		35
13.1	Seller’s Default	35
13.2	Intentionally Deleted	36
13.3	Purchaser’s Default	36

ARTICLE 14. RISK OF LOSS		37
14.1	Casualty	37
14.2	Condemnation	37

ARTICLE 15. SURVIVAL, INDEMNIFICATION AND RELEASE		38
15.1	Survival	38
15.2	Indemnification by Seller	38
15.3	Indemnification by Purchaser	38
15.4	Limitations on Indemnification Obligations	38
15.5	Indemnification Procedure	39
15.6	Exclusive Remedy for Indemnification Loss	40
15.7	RELEASE OF SELLER FOR VIOLATIONS OF APPLICABLE LAW	40

ARTICLE 16. MISCELLANEOUS PROVISIONS		40
16.1	Notices	40
16.2	No Recordation	41
16.3	Time is of the Essence	41
16.4	Assignment	41
16.5	Successors and Assigns	42
16.6	Third Party Beneficiaries	42
16.7	GOVERNING LAW	42
16.8	Rules of Construction	42
16.9	Severability	43
16.10	JURISDICTION AND VENUE	43
16.11	WAIVER OF TRIAL BY JURY	43
16.12	Prevailing Party	43
16.13	Incorporation of Recitals, Exhibits and Schedules	43
16.14	Entire Agreement	43
16.15	Amendments, Waivers and Termination of Agreement	43
16.16	Not an Offer	43
16.17	Execution of Agreement	43
16.18	Certain Terms Relating to Property Located in Louisiana	44

LIST OF EXHIBITS

Exhibit A	[Reserved]
Exhibit B	Form of Seller Closing Certificate
Exhibit C	[Reserved]
Exhibit D	Form of Bill of Sale
Exhibit E	Form of Assignment and Assumption of Leases, Contracts, Licenses and Permits
Exhibit F	Form of Purchaser Closing Certificate
Exhibit G	Form of Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of
Ground Lease and Air Space Lease
Exhibit H	Form of Ground Lease Estoppel and Consent

LIST OF SCHEDULES

Schedule 2.1.1	Legal Description of the Land
Schedule 4.1.3	Due Diligence Items Delivered to Purchaser
Schedule 7.1.6	Notices of Violations
Schedule 7.1.7	Litigation
Schedule 7.1.8(b)	Labor Disputes
Schedule 7.1.9	Summary of Property Tax Contests
Schedule 7.1.12(a)	List of Tenant Leases
Schedule 7.1.12(b)	List of Breaches and Defaults Under Tenant Leases

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 18 th day of June, 2010 (the “Effective Date”), by and between CSH PARTNERS, LLC, a Delaware limited liability company (“Seller”), and CLEARVIEW HOTEL TRUST, INC. a Maryland corporation (“Purchaser” or “REIT”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

BACKGROUND

A. Seller is the tenant under a certain Ground Lease covering the Land and the fee owner of certain Improvements thereon, being a hotel facility located at 614 Canal Street, New Orleans, Louisiana 70130, and commonly known as the JW Marriott Hotel (the “Hotel”), as more specifically described in this Agreement.

B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1 Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement (including in the recitals) shall have the meanings set forth in this Section 1.1.

“Account Cash” means the balances of all cash and securities and other instruments held by Seller or by Manager for the benefit of Seller or the Property and relating to the operation of the Property up to the Closing Date and deposited, held, or contained in any account, bank, or vault, except the Reserve Fund (to be transferred to Purchaser pursuant to Section 11.2.2) and Cash-on-Hand.

“Accounts Receivable” means all amounts properly due and payable from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided at the Hotel, but expressly excluding all (i) credit card charges, checks and other instruments submitted for payment as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 11.2 or 11.3.1.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.

“Air Lease” means that certain Lease of Airspace by and between the City of New Orleans and Canal Street Hotels Limited Partnership, dated June 1, 1984, as the same may be amended and assigned from time-to-time.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future Applicable Law addressing or in any way relating to terrorist acts and acts of war.

“Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.

“Asset Management Agreement” means that certain Asset Management Agreement between Seller and Clearview Hotel Capital, LLC, dated as of December 28, 2007.

“Assignment” has the meaning set forth in Section 10.3.1.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bookings” has the meaning set forth in Section 2.1.16.

“Books and Records” has the meaning set forth in Section 2.1.13.

“Business” means the lodging business and all activities related thereto conducted at the Hotel, including, without limitation, (i) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (ii) the operation of any restaurant, bar or banquet services, together with all other goods and services provided at the Hotel, (iii) the rental of any commercial or retail space under Tenant Leases, (iv) the maintenance and repair of the Real Property and tangible Personal Property, (v) the payment of Taxes.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

“Cash on Hand” has the meaning set forth in Section 2.1.17.

“Casualty” has the meaning set forth in Section 14.1.

“Closing” has the meaning set forth in Section 10.1.

“Closing Date” has the meaning set forth in Section 10.1.

“Closing Document” means any documents executed in connection with Closing.

“Closing Statement” has the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

“Condemnation” has the meaning set forth in Section 14.2.

“Confidential Information” has the meaning set forth in Section 8.1.1.

“Contracts” means, collectively, the Equipment Leases and Operating Agreements.

“Employees” means, at the time in question, all persons employed full time or part time at the Hotel and employed by Manager or any of its Affiliates.

“Employer” means Manager, who is the employer of the Employees.

“Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Property, or (ii) violation of any Environmental Laws with respect to the Property.

“Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation, or an actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, (ii) the Resource Conservation and Recovery Act, (iii) the Federal Water Pollution Control Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, and (vii) the Hazardous Materials Transportation Act, and similar state and local laws, as amended as of the time in question.

“Environmental Liabilities” means all liabilities and obligations under any Environmental Laws arising from or in connection with the Property, including, without limitation, any obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media.

“Equipment Leases” has the meaning set forth in Section 2.1.9.

“Existing Loan Documents” means the documents and instruments executed in connection with the Existing Loan, and any other documents or instruments evidencing and/or securing the Existing Loan, as the same may be amended, restated, modified or replaced from time to time.

“Escrow Agent” means Chicago Title Insurance Company.

“Excluded IT Systems” has the meaning set forth in Section 2.2.

“Excluded Property” has the meaning set forth in Section 2.2.

“Existing Lender” means the holder, from time-to-time, of a first priority ground lease mortgage encumbering the Property.

“Existing Loan” means that certain first priority mortgage loan by Existing Lender to Seller in the original principal amount as set forth in the Existing Loan Documents, secured by the Property and the Existing Loan Documents.

“F&B” has the meaning set forth in Section 2.1.6.

“FF&E” has the meaning set forth in Section 2.1.3.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Ground Lease Estoppel” means that certain Ground Lease Estoppel and Consent Agreement in the form attached as Exhibit H hereto.

“Ground Lease” means that certain Ground Lease by and between Ground Lessor, as ground lessor, and Canal Street Hotel Limited Partnership, as ground lessee, dated as of May 28, 1982, recorded under N.A. 453304 in COB 778-F, Folio 835-846 on May 28, 1982; as amended by Act of Deposit of Ground Lease Agreement dated November 25, 1996 recorded under N.A. 96-58036 as CIN 131899 in COB 958, Folio 215 on November 25, 1996; as further amended by Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, recorded under N.A. 96-59861 as CIN 132516 on December 10, 1996; as assigned by Canal Street Hotel Limited Partnership to LRP New Orleans Hotel Limited Partnership (“LRP”) by Act of Cash Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated November 25, 1996, recorded under N.A. 96-58035 as CIN

131898 on November 25, 1996; as further assigned by LRP to LHO New Orleans LM, L.P. (“LHO”) pursuant to that certain Act of Cash Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated July 27, 2000, recorded under N.A. 2000-32792 as CIN 202382 on August 1, 2000; as further assigned by LHO to CNL New Orleans Hotel, LP pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated April 11 and 17, 2003, recorded under N.A. 2003-20816 as CIN 256900 on April 23, 2003; as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by CNL New Orleans Hotels, LP to Ashford New Orleans, LP, dated as of April 10, 2007 and recorded under Notarial Archives No. 2007-34130 as CIN 350776 on May 31, 2007 and as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by Ashford New Orleans LP to Seller, dated December 27, 2007 and recorded under Notarial Archives No. 2008-07346 on January 18, 2008.

“Ground Lessor” means Richards Properties, Inc., a Louisiana corporation, as ground lessor under the Ground Lease.

“Hazardous Substances” means any hazardous or toxic substances, materials or waste, whether in solid, semisolid, liquid or gaseous form, including, without limitation, asbestos, petroleum or petroleum by products and polychlorinated biphenyls.

“Improvements” has the meaning set forth in Section 2.1.2.

“Indemnification Claim” has the meaning set forth in Section 15.5.1.

“Indemnification Deductible” has the meaning set forth in Section 15.4.2.

“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage (but expressly excluding any consequential and punitive damages), loss, cost or expense, including, without limitation, reasonable attorneys fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question and incurred in enforcing any Indemnification Claim.

“Indemnitee” has the meaning set forth in Section 15.5.1.

“Indemnitor” has the meaning set forth in Section 15.5.1.

“Inspections” has the meaning set forth in Section 4.1.2.

“Intellectual Property” has the meaning set forth in Section 2.1.12.

“Inventoried Baggage” has the meaning set forth in Section 12.2.

“Inventoried Safe Deposit Boxes” has the meaning set forth in Section 12.1.

“IPO” has the meaning set forth in section 9.2.

“IT Systems” has the meaning set forth in Section 2.1.5.

“Knowledge” means (i) with respect to Seller, the actual knowledge of Diane Yep and Peter Seeley, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, investment advisor, agent or representative of Seller or any of its Affiliates, and (ii) with respect to Purchaser, the actual knowledge of Jon D. Kline, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.

“Land” has the meaning set forth in Section 2.1.1.

“Licenses and Permits” has the meaning set forth in Section 2.1.11.

“Liabilities” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued, actual or contingent, known or unknown, foreseen or unforeseen.

“Liquor Licenses” has the meaning set forth in Section 2.2.5.

“Lock-Up Agreement” has the meaning set forth in Section 3.3.2

“Management Agreement” means that certain Management Agreement between Manager and CNL New Orleans Tenant Corp (“CNL”) dated April 21, 2003, as amended by First Amendment to Management Agreement dated November 17, 2005, by Manager and CNL, as assigned by CNL to Seller’s predecessor-in-interest by pursuant to that certain Master Three Party Agreement Regarding Termination or Assignment of Certain Marriott Agreements dated as of April 11, 2007, as further amended by that certain Second Amendment to Management Agreement dated as of April 11, 2007, by Manager and Seller’s predecessor-in-interest, and as further amended by that certain Third Amendment to Management Agreement dated as of January 12, 2008, by Manager and Seller.

“Manager” means Marriott Hotel Services, Inc. a Delaware corporation.

“Marriott Entity” means Manager or any of its respective Affiliates.

“Marriott Proprietary Marks” has the meaning set forth in Section 2.2.2.

“Marriott Proprietary Property” has the meaning set forth in Section 2.2.2.

“Material Casualty” has the meaning set forth in Section 14.1.1.

“Material Condemnation” has the meaning set forth in Section 14.2.1.

“Material Contract” means any Contract requiring aggregate annual payments in excess of Ten Thousand Dollars ($10,000) for any year during the term of such Contract after the Closing.

“Minimum Cash Payment” has the meaning set forth in Section 3.3.2.

“Mutual Closing Conditions” has the meaning set forth in Section 9.1.1.

“New Survey Defect” has the meaning set forth in Section 5.3.3.

“New Title and Survey Election Notice” has the meaning set forth in Section 5.3.3.

“New Title and Survey Objection Notice” has the meaning set forth in Section 5.3.3.

“New Title and Survey Response Notice” has the meaning set forth in Section 5.3.3.

“New Title Exception” has the meaning set forth in Section 5.3.3.

“Notice” has the meaning set forth in Section 16.1.1.

“Operating Agreements” has the meaning set forth in Section 2.1.10.

“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time.

“Parties” shall mean Seller and Purchaser.

“Permitted Exceptions” has the meaning set forth in Section 5.3.1.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Personal Property” means the Property other than the Real Property.

“Plans and Specifications” has the meaning set forth in Section 2.1.14.

“Post Effective Date Disclosure” has the meaning set forth in Section 7.1.

“Property” has the meaning set forth in Section 2.1.

“Property Agreements” has the meaning set forth in Section 7.1.22.

“Prorations” has the meaning set forth in Section 11.2.

“Prospectus” has the meaning set forth in Section 3.2.2.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser Closing Conditions” has the meaning set forth in Section 9.2.

“Purchaser Closing Deliveries” has the meaning set forth in Section 10.3.2.

“Purchaser Default” has the meaning set forth in Section 13.3.

“Purchaser Documents” has the meaning set forth in Section 7.2.2.

“Purchaser Due Diligence Reports” has the meaning set forth in Section 4.1.4.

“Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Purchaser’s Inspectors” has the meaning set forth in Section 4.1.2.

“Real Property” shall mean the Land and Improvements collectively.

“REIT” has the meaning set forth in the introductory paragraph.

“REIT Shares” has the meaning set forth in Section 3.3.2.

“Report” has the meaning set forth in Section 11.5.1.

“Reserve Fund” has the meaning ascribed to “FF&E RESERVE” in Section 5.02 of the Management Agreement.

“Retail Merchandise” has the meaning set forth in Section 2.1.7.

“Retained Liabilities” has the meaning set forth in Section 2.4.

“Retained Property Agreements” has the meaning set forth in Section 6.1.

“Seller Closing Conditions” has the meaning set forth in Section 9.3.

“Seller Closing Deliveries” has the meaning set forth in Section 10.3.1.

“Seller Default” has the meaning set forth in Section 13.1.

“Seller Documents” has the meaning set forth in Section 7.1.2.

“Seller Due Diligence Materials” has the meaning set forth in Section 4.1.3(a).

“Seller Entity” means Seller or Seller’s Affiliates.

“Seller Indemnitees” means Seller, Manager, and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, investment advisors, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Seller’s Cure Notice” has the meaning set forth in Section 5.3.1.

“Seller’s Possession” means in the physical possession of any officer or employee of any Seller Entity who has primary responsibility for the Business; provided, however, that any reference in this Agreement to Seller’s Possession of any documents or materials expressly excludes the possession of any such documents or materials that (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by any Seller Entity, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Seller Entity.

“Seller’s Title Notice” has the meaning set forth in Section 5.3.1.

“Shula Agreement” has the meaning set forth in Section 8.13.

“Shula Franchisor” has the meaning set forth in Section 8.13.

“Supplies” has the meaning set forth in Section 2.1.4.

“Survey” has the meaning set forth in Section 5.2.

“Survey Defects” has the meaning set forth in Section 5.3.3.

“Survival Period” has the meaning set forth in Section 15.1.1.

“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to the Property or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.

“Tenant Leases” has the meaning set forth in Section 2.1.8.

“Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question.

“Third Party Closing Document” has the meaning set forth in Section 10.3.3.

“Title Commitment” has the meaning set forth in Section 5.1.

“Title Company” means Chicago Title Insurance Company.

“Title Policy” has the meaning set forth in Section 5.4.

“Unpermitted Exceptions” has the meaning set forth in Section 5.3.1.

“Warranties” has the meaning set forth in Section 2.1.15.

ARTICLE 2. THE PROPERTY AND LIABILITIES

2.1 Description of the Property. Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver (or cause to be sold, conveyed, transferred, assigned and delivered) to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the “Property”):

2.1.1 Land. The ground leasehold interest in and to the land described in Schedule 2.1.1 under and pursuant to the Ground Lease and the air rights interests under and pursuant to the Air Lease, together with all appurtenant easements, development rights, air rights, mineral rights, water rights, rights under restrictive covenants and any other rights and interests appurtenant thereto (collectively, the “Land”);

2.1.2 Improvements. All buildings, structures (surface and subsurface) and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”);

2.1.3 FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotel and used exclusively in the Business, or ordered for future use at the Hotel as of the Closing, other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);

2.1.4 Supplies. All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, which are located at the Hotel or ordered for future use at the Hotel as of the Closing (the “Supplies”);

2.1.5 IT Systems. All computer hardware, telecommunications and information technology systems located at the Hotel, and all computer software used at the Hotel (subject to the terms of the applicable license agreement), to the extent the same are transferable, but expressly excluding the Excluded IT Systems (the “IT Systems”);

2.1.6 Food and Beverage. All food and beverages which are located at the Hotel (whether opened or unopened), or ordered for future use at the Hotel as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”) (and expressly excluding alcoholic beverages that belong to Manager and/or Affiliate of Manager in connection with the Liquor License);

2.1.7 Retail Merchandise. All merchandise located at the Hotel and held for sale to guests and customers of the Hotel, or ordered for future sale at the Hotel as of the Closing, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by Seller or Manager at the Hotel and owned by Seller, but expressly excluding the F&B (“Retail Merchandise”);

2.1.8 Tenant Leases. All leases, subleases, licenses, concessions agreements and similar agreements granting to any other Person the right to use or occupy any portion of the Real Property (but excluding the Management Agreement) and Bookings, together with all security deposits held by Seller thereunder, to the extent the same and such security deposits are transferable (the “Tenant Leases”);

2.1.9 Equipment Leases. All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel and used exclusively in the Business, together with all deposits thereunder, to the extent the same and such deposits are transferable (the “Equipment Leases”);

2.1.10 Operating Agreements. All maintenance, service and supply contracts, booking and reservation agreements, credit card service agreements, and all other similar agreements for goods or services which are currently held by Seller in connection with the Business, other than the Asset Management Agreement, Tenant Leases, Equipment Leases, and Licenses and Permits, together with all deposits made or held by Seller thereunder, to the extent the same and such deposits are transferable (the “Operating Agreements”);

2.1.11 Licenses and Permits. All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by Seller with respect to the Property, including, without limitation, the construction, use or occupancy of the Property or the Business, together with any deposits made by Seller thereunder, to the extent the same and such deposits are transferable (the “Licenses and Permits”);

2.1.12 Intellectual Property. All trademarks, trade names, service marks and other intellectual property rights owned by Seller in connection with the Business (the “Intellectual Property”);

2.1.13 Books and Records. All books and records located at the Property which relate exclusively to the Property or the Business and are owned by Seller, including, but not limited to, (A) all Tenant Lease and Contract counterparty written correspondence, billing and other files, (B) all property surveys, environmental assessments or audits, geophysical, soils, seismic, geologic environmental (including with respect to the impact of materials used in the construction or renovation of the Improvements) reports, studies and certificates pertaining to the Property, and (C) all accounting, tax, financial and other books and records pertaining to the Business (excluding profiles, contact information, histories, and other information obtained in the ordinary course of business from guests of the Hotel), but expressly excluding all documents and other materials which (i) are legally privileged or constitute attorney work product, (ii) are subject to an Applicable Law or a confidentiality agreement prohibiting their disclosure by any Seller Entity or Marriott Entity, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Marriott Entity, including, without limitation, all (a) internal financial analyses, appraisals, tax returns, financial statements, (b) corporate or other entity governance records, (c) Employee personnel files, (d) any work papers, memoranda, analysis, correspondence and similar documents and materials prepared by or for any Marriott Entity in connection with the transaction described in this Agreement (the “Books and Records”);

2.1.14 Plans and Specifications. All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Property which relate exclusively to the Property (the “Plans and Specifications”);

2.1.15 Warranties. All warranties and guaranties held by Seller with respect to any Improvements or Personal Property, to the extent the same are transferable (the “Warranties”);

2.1.16 Bookings. All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotel as of the Closing (the “Bookings”); and

2.1.17 Cash-On-Hand. Any and all money in the house bank and all checks, travelers’ checks and bank drafts paid by guests of the Hotel and located at the Property and any other deposits remaining for the benefit of Purchaser, excluding all Account Cash (collectively, the “Cash-On-Hand”).

2.2 Excluded Property. Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) are excluded from the Property:

2.2.1 Account Cash. All Account Cash.

2.2.2 Marriott Proprietary Property. All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by any Marriott Entity (the “Marriott Proprietary Marks”); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Marriott Proprietary Marks; (iii) Marriott Entity internal management, operational, employee and similar manuals, handbooks and publications; and (iv) Marriott Entity centralized systems and programs used in connection with the Business, including, without limitation, the (A) sales and marketing, (B) Marriott Rewards or any similar preferred guest program, and (C) purchasing, systems and programs; and (v) any other property owned by Marriott.

2.2.3 Third-Party Property. Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases, (ii) the supplier, vendor, licensor or other party under any Operating Agreements or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) the Manager (v) any Employees, or (vi) any guests or customers of the Hotel.

2.2.4 Excluded IT Systems. The computer hardware, telecommunications and information technology systems, and computer software owned by Manager (the “Excluded IT Systems”), if any, which shall remain the property of Manager.

2.2.5 Liquor License. The license and permits required for the sale and service of alcoholic beverages at the Hotel which is held by Manager or an Affiliate of Manager and which shall continue in place and be subject to provisions of the Management Agreement.

2.3 Assumed Liabilities. Excluding the Retained Liabilities, at Closing, Purchaser shall assume all Liabilities arising from, relating to or in connection with the Property or the Hotel first arising from and after the Closing, and subject to Seller’s express representations and warranties in Section 7.1, all Liabilities with respect to the condition of the Property (regardless of whether such condition existed prior to or exists after the Closing), including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Property, whether arising prior to or after the Closing, except for the Retained Liabilities (the “Assumed Liabilities”). The Parties rights and obligations under this Section 2.3 shall survive the Closing.

2.4 Retained Liabilities. At Closing, Seller shall retain all Liabilities for (i) the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Asset Management Agreement, Tenant Leases, Contracts and Licenses and Permits, except to the extent Purchaser has received a credit for such Liabilities under Section 11.2, (ii) the payment of all Taxes due and payable or accrued but not yet due or payable prior to the Closing, except to the extent Purchaser has received a credit for such Taxes under Section 11.2, (iii) any claim for personal injury or property damage to a Person (other than any Purchaser Indemnitee) which injury or damage occurred prior to Closing and is based on any event which occurred at the Hotel prior to the Closing, and (iv) any and all liabilities and/or other obligations pursuant to or under the Asset Management Agreement (the liabilities and obligations set forth in the foregoing clauses (i) through (iv) are collectively referred to herein as the “Retained Liabilities”). The Parties rights and obligations under this Section 2.4 shall survive the Closing.

2.5 Management Agreement. If the mutual condition to Closing set forth in subsection 9.1.1(c) is satisfied at Closing, Seller shall assign to Purchaser and Purchaser shall assume all of Seller’s rights and obligations under the Management Agreement pursuant to a document in a form reasonably acceptable to Purchaser, Seller and Manager.

ARTICLE 3. PURCHASE PRICE

3.1 Purchase Price. The purchase price for the Property is Eighty Million and No/100 Dollars ($80,000,000) (the “Purchase Price”), which shall be adjusted at Closing pursuant to Section 11.2, less the outstanding principal balance of the Existing Loan as of the Closing Date to be assumed by Purchaser at Closing, and as otherwise expressly provided in this Agreement.

3.2 Allocation of Purchase Price. The Parties hereby agree that the Purchase Price shall be allocated prior to Closing among the Land, the Improvements and the Personal Property as determined the Parties, in their sole, but good faith, discretion. The Parties acknowledge and agree that such allocation shall be an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Land, the Improvements and the Personal Property. The Parties shall file all federal, state and local tax returns and related tax documents consistent with such allocation. The terms and conditions of this Section 3.2 shall survive the Closing. If the parties cannot agree upon an allocation prior to Closing, the allocation shall be resolved by Ernst & Young LP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing. The fees and expenses of the Accounting Firm incurred pursuant to this Section 3.2 shall be borne equally between the Parties.

3.3 Payment of Purchase Price.

3.3.1 Payment at Closing. At Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price (as adjusted pursuant to Section 3.1), less the obligations outstanding under the Existing Loan assumed by Purchaser at Closing, subject to the prorations described in Section 11, and as otherwise expressly provided in this Agreement.

3.3.2 Method of Payment.

(a) All amounts to be paid by Purchaser to Seller pursuant to this Agreement (include the prorations described in Section 11) shall be paid by wire transfer of immediately available U.S. federal funds; provided, however, that Purchaser may elect, in its sole discretion, to pay, any portion of the Purchase Price payable to Seller (less the outstanding principal balance of the Existing Loan assumed by Purchaser) that exceeds Twenty Six Million Seven Hundred Thousand Dollars ($26,700,000) (the “Minimum Cash Payment”) through the issuance of shares of common stock of the REIT (the “REIT Shares”). If Purchaser elects to issue REIT Shares pursuant to this Section 3.3.2, then the actual number of shares issued to Seller (rounded to the nearest whole number) in the aggregate pursuant to this Section 3.3.2 shall equal the quotient resulting from (x) the dollar value of the portion of the Purchase Price in excess of the Minimum Cash Payment which Purchaser has elected to satisfy through the issuance of REIT Shares divided by (y) the mid-point price per share of the REIT’s common stock set forth in the REIT’s red-herring Initial Public Offering prospectus filed with the SEC (the “Prospectus”).

(b) With respect to any REIT Shares issued pursuant to this Agreement, Seller agrees to execute, prior to the issuance of any such shares, a lock-up agreement restricting the transfer of any such shares in a form substantially similar to the lock-up agreement (the “Lock-Up Agreement”) executed by all officers and directors of the REIT in connection with the IPO prior to the issuance of such shares, which agreement shall provide, among other things, that Seller shall not be permitted to effect any transfers (including pledges) of such REIT Shares for a period of one-hundred and eighty (180) days from and after the date the REIT enters into an underwriting agreement with the underwriters of the IPO. The foregoing provisions shall only be applicable to Seller if all officers and directors of the REIT are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the REIT or the underwriters shall apply pro-rata to Seller, based on the number of shares subject to such agreements.

(c) The rights as of the Closing of holders of the REIT Shares issuable pursuant to this Agreement will be as set forth in the Articles of Incorporation and Bylaws of the REIT (the “REIT Organizational

Documents”). Seller’s name and the number of REIT Shares so issuable, shall be recorded in the books and records of the REIT. At the Closing, and subject to the completion of the Closing, Seller shall be considered as a stockholder of the REIT and, as such, shall be subject to, and bound by, the REIT Organizational Documents.

ARTICLE 4. DILIGENCE MATTERS AND INSPECTIONS

4.1 Due Diligence Materials and Inspections.

4.1.1 Intentionally Deleted.

4.1.2 Due Diligence Inspections. Purchaser shall have the right to perform such examinations, tests, investigations and studies of the Property (the “Inspections”) as Purchaser reasonably deems advisable, in accordance with this Section 4.1.2. Purchaser may conduct the Inspections with its officers, employees, contractors, consultants, agents or representatives (“Purchaser’s Inspectors”); provided, however, that Purchaser shall cause the Purchaser’s Inspectors to comply with the provisions regarding Confidential Information set forth in Section 8.1. Seller shall provide reasonable access to the Property for Purchaser’s Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller with at least twenty four (24) hours prior notice of each of the Inspections; (ii) Purchaser’s Inspectors may be accompanied by an employee, agent or representative of Seller, at Seller’s election; (iii) the Inspections shall be conducted by Purchaser’s Inspectors on a Business Day between 8:00 a.m. and 6:00 p.m. (local time); (iv) Purchaser’s Inspectors shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent, which consent may not be withheld in Seller’s bad faith; (v) Purchaser’s right to perform the Inspections shall be subject to the rights of tenants, guests and customers at the Hotel; and (vi) the Inspections shall not unreasonably interfere with the Business, and Purchaser’s Inspectors shall comply with Seller’s reasonable requests with respect to the Inspections to minimize such interference.

4.1.3 Seller’s Due Diligence Materials.

(a) Seller has heretofore delivered, or otherwise made available, to Purchaser, to Seller’s Knowledge, true, correct and complete copies of the due diligence materials in Seller’s Possession or control relating to the Property set forth on Schedule 4.1.3, and Seller covenants and agrees to deliver any other documents and materials which (x) may hereafter become available and would have comprised Seller Due Diligence Materials had the same existed or been in Seller’s possession or control prior to the Effective Date, and/or (y) may be hereafter reasonably requested by Purchaser, and Purchaser agrees to acknowledge in writing, upon Seller’s request, the receipt of any due diligence documents or materials delivered to Purchaser (all documents and materials provided or made available by Seller to Purchaser pursuant to this Agreement, together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations or other analyses made by or for Purchaser based on the information in such documents or materials, are referred to collectively herein as the “Seller Due Diligence Materials”). To the extent Purchaser requests as part of its due diligence any information concerning the Employees, delivery of such information shall be subject to (i) Section 2.1.13, (ii) appropriate arrangements being made with Manager, and (iii) Purchaser’s compliance with Sections 8.1 and 8.8. Seller acknowledges and agrees that Purchaser may contact directly the general manager, the regional controller of the Manager, and such other employees of Manager as Seller or Manager may designate to assist in or facilitate the consummation of the transactions contemplated hereby, and Seller further agrees that, to the extent required by Manager, Seller hereby authorizes Manager to communicate with and deliver such documents and information to Purchaser in furtherance of the foregoing.

(b) If this Agreement is terminated, Purchaser promptly shall (a) return all original Seller Due Diligence Materials provided to Purchaser, and destroy all other Seller Due Diligence Materials, (b) cause all Persons to whom Purchaser has provided any Seller Due Diligence Materials to return any original Seller Due Diligence Materials to Purchaser, and destroy all other Seller Due Diligence Materials, and (c) at Sellers’ written request, certify to Seller that all original Seller Due Diligence Materials have been returned to Seller and all other Seller Due Diligence Materials have been destroyed.

4.1.4 Purchaser’s Due Diligence Reports. If requested by Seller, at no cost or expense to Purchaser, Purchaser shall provide a copy to Seller of all studies, reports and assessments prepared by any Person for or on behalf of Purchaser (other than any internal studies, reports and assessments prepared by any of Purchaser’s employees, attorneys or accountants) in connection with the Inspections (the “Purchaser Due Diligence Reports”).

4.1.5 Release and Indemnification. Purchaser (for itself and all Purchaser Indemnitees) hereby releases the Seller Indemnitees for any Indemnification Loss incurred by any Seller Indemnitee arising from or in connection with the Inspections, except to the extent resulting from (i) Seller’s gross negligence or willful misconduct, or (ii) the mere discovery of the pre-existing presence of hazardous substances. Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Seller Indemnitee arising from or in connection with the Inspections. At Seller’s request, Purchaser, at its cost and expense, shall repair any damage to the Property or any other property owned by a Person other than Purchaser arising from or in connection with the Inspections, and restore the Property or such other third party property to the same condition as existed prior to such Inspections, or replace the Property or such third party property with property of the same quantity and quality. This Section 4.1.5 shall survive the termination of this Agreement. Notwithstanding the foregoing, if Purchaser, at its sole cost and expense, repairs any damage to the Property or any other property owned by a Person other than Purchaser or replaces or restores the Property or any other property owned by a Person other than Purchaser, then Purchaser’s reimbursement obligation for any related Indemnification Loss shall be reduced by the costs and expenses incurred by Purchaser in connection with such repair, restoration or replacement, as the case may be.

4.1.6 Insurance. Prior to commencing any Inspections, Purchaser shall provide to Seller a certificate of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser maintains (i) commercial general liability insurance in an amount no less than One Million and no/100 Dollars ($1,000,000.00) insuring Purchaser against its indemnification obligations under Section 4.1.5, and naming Seller, Manager and such other Persons designated by Seller as an additional insured thereunder, and (ii) worker’s compensation insurance in amount, form and substance required under Applicable Law. Purchaser’s maintenance of such insurance policies shall not release or limit Purchaser’s indemnification obligations under Section 4.1.5. Notwithstanding the foregoing, Purchaser’s indemnification obligation under this Section 4.1.5 for any Indemnification Loss shall be reduced by any net amounts recovered by Seller under Purchaser’s insurance policies.

ARTICLE 5. TITLE TO THE PROPERTY

5.1 Title Commitment. Seller has heretofore delivered to Purchaser a commitment for an ALTA owner’s title insurance policy from the Title Company, (the “Title Commitment”), together with a copy of all documents referenced therein obtained from the Title Company.

5.2 Survey. Seller has heretofore delivered to Purchaser the existing ALTA/ACSM Land Title Survey of the Real Property completed by Landmark Surveying, Inc. for the Property (the “Survey”).

5.3 Exceptions to Title.

5.3.1 Title Review. Purchaser acknowledges and agrees that it has performed its due diligence with respect to matters of title on the Property, and that any matter listed on the Title Commitment, other than Unpermitted Exceptions, shall be deemed a “Permitted Exception”; provided, however, that nothing contained herein (regardless of whether the same shall be a Permitted Exception) shall prevent Purchaser from negotiating with the Title Company for the removal of any such Permitted Exception as an exception to the Title Policy. Notwithstanding the foregoing, Seller agrees to and shall be obligated to remove as exceptions to title to the Property (a) all delinquent taxes and assessments and interest and penalties thereon, if any, and (b) all other monetary liens and encumbrances affecting the Property caused by or through Seller, such as mortgages, deeds of trust (other than the lien of the Mortgage securing the Existing Loan) and mechanic’s liens, regardless of whether the same appear on the Title Commitment initially delivered to Purchaser under Section 5.1 hereof or as a New Title Exception, as set forth in Section 5.3.3 hereinbelow (each and collectively, “Unpermitted Exceptions”).

5.3.2 Intentionally Deleted.

5.3.3 Updated Title Commitment or Survey. If any update of the Title Commitment delivered to Purchaser after the Effective Date discloses any Title Exception which is not disclosed in a Title Commitment provided to Purchaser prior to the Effective Date (a “New Title Exception”), or any update of the Survey delivered to Purchaser after the Effective Date discloses any defects on the Survey (each, a “Survey Defect”) which is not disclosed in a Survey delivered to Purchaser prior to the Effective Date (a “New Survey Defect”), and (i) Purchaser otherwise did not have Knowledge of such New Title Exception or New Survey Defect prior to the Effective Date and (ii) such New Title Exception or New Survey Defect was not caused by Purchaser or any Person on behalf of Purchaser, then Purchaser shall have the right to request Seller to remove or cure such New Title Exception or New Survey Defect at or prior to Closing by providing written notice to Seller within the earlier of: (A) five (5) days after receiving such update of the Title Commitment or Survey, or (B) the Closing (the “New Title and Survey Objection Notice”). If Purchaser provides a New Title and Survey Objection Notice to Seller, Seller may elect, by providing written notice (the “New Title and Survey Election Notice”) to Purchaser within the earlier of five (5) days after Seller’s receipt of such New Title and Survey Objection Notice or the Closing, (1) to remove or cause the Title Company to insure against such New Title Exception or New Survey Defect, or (2) not to remove or cure such New Title Exception or New Survey Defect (other than any Unpermitted Exceptions, which Seller shall be obligated to cure as set forth in Section 5.3.1 hereof). If Seller does not provide a New Title and Survey Election Notice to Purchaser within such time period, then Seller shall be deemed to have elected not to remove or cure such New Title Exception or New Survey Defect pursuant to clause (2) of the preceding sentence. If Seller elects or is deemed to have elected not to remove or cure a New Title Exception or New Survey Defect, then Purchaser shall have the right to elect, by providing written notice (the “New Title and Survey Response Notice”) to Seller within the earlier of five (5) days after Purchaser’s receipt of the New Title and Survey Election Notice or the Closing to (I) terminate this Agreement, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (II) proceed to Closing pursuant to this Agreement and accept title to the Real Property subject to such New Title Exception or New Survey Defect which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price for such New Title Exception or New Survey Defect. If Purchaser does not provide a New Title and Survey Response Notice to Seller within such time period, Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (II) of the preceding sentence.

5.3.4 Removal of Unpermitted Exceptions. Seller shall have no obligation to cure any Title Exceptions or Survey Defects other than the Unpermitted Exceptions and those exceptions set forth in Seller’s Title Notice or any New Title and Survey Election Notice subject to Section 5. Seller may cure any Unpermitted Exception by removing such Unpermitted Exception from title or causing the Title Company to commit to remove or insure over such Unpermitted Exception in the Title Policy at any time prior to or at Closing. If the Title Company does not agree to remove or insure over any Unpermitted Exception in the Title Policy, but another nationally recognized title insurance company is willing to issue the Title Policy without such Unpermitted Exception in the Title Policy, then Seller shall have the right to obtain (without obligation to do so), and Purchaser shall accept, a Title Policy from such other nationally recognized title insurance company which otherwise shall satisfy the requirements of Section 5.4, in which case the term “Title Company” shall be deemed to refer to such other title insurance company for all purposes in this Agreement.

5.3.5 Extension of Closing Date. If, prior to Closing, Seller fails to remove or cure any Unpermitted Exceptions or any exceptions set forth in any New Title and Survey Election Notice which meet the requirements set forth in clauses (i) and (ii) of Section 5.3.3, then such failure shall be deemed as Seller Default pursuant to Section 13.1 hereof, and Purchaser shall have the right to terminate this Agreement by providing written notice to Seller and exercise the remedies set forth in Section 13.1 hereof; provided, however, that notwithstanding the foregoing, Purchaser shall have the right at its sole and absolute discretion (without obligation to do so), to grant Seller the right to postpone the Closing one or more times in order to remove or cure such Unpermitted Exception or exception set forth in any New Title and Survey Election Notice, in each case by providing written notice to Seller no later than three (3) Business Days prior to the then scheduled closing date.

5.4 Title Policy. At Closing, Seller shall use commercially reasonable efforts to cause the Title Company to issue an American Land Title Association (“ALTA”) standard owner’s coverage policy of title insurance to Purchaser (which may be in the form of a mark up of the Title Commitment) in accordance with the Title Commitment, for the Real Property, with a liability limit in the amount of the Purchase Price and insuring that leasehold title in the land described on Schedule 2.1.1 hereto under and pursuant to the Ground Lease is vested in Purchaser and insuring that ownership interest in the Improvements is vested in Purchaser as of the Closing Date, subject only to the Permitted Exceptions (the “Title Policy”). At Purchaser’s option, Purchaser may elect to have the Title Policy issued in an ALTA extended coverage form, with such endorsements (which may include CLTA endorsement 101.4, providing insurance over mechanics’ liens) as may be agreed to between Purchaser and the Title Company; provided that (a) Purchaser pays any additional cost associated with such coverage and endorsements and any survey required by the Title Company in connection therewith, and (b) if Purchaser in its Title Objections requests that the issuance of extended coverage or any endorsements be a condition to Closing, and (i) the Title Company has agreed to issue the specified extended coverage and endorsements requested by Purchaser and (ii) Purchaser has agreed to pay the cost of the specified endorsements, then issuance of extended coverage and the specified endorsements shall be a condition to Closing.

5.5 Conveyance of the Property. At Closing, Seller shall assign its leasehold interest in the Land and its fee interest in the Improvements subject to all (i) Permitted Exceptions, and (ii) all Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policy, but which otherwise are not removed from title, subject, in each instance, to Purchaser’s prior written consent, in its sole discretion.

ARTICLE 6. CONDITION OF THE PROPERTY

6.1 PROPERTY SOLD “AS IS”. PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, THE PROPERTY IS SOLD “AS IS” “WHERE IS” AND “WITH ALL FAULTS” AND NEITHER SELLER NOR MANAGER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER OR MANAGER, HAS MADE, NOR IS SELLER OR MANAGER LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING ANY EXISTING OR PROSPECTIVE LEASES. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, NEITHER SELLER NOR MANAGER IS LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY, OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY SELLER, MANAGER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. PURCHASER FURTHER ACKNOWLEDGES, AGREES, AND REPRESENTS THAT, OTHER THAN A REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, IT SHALL BE PURCHASING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AT THE DATE OF CLOSING WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTY, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, ALL OF WHICH PURCHASER AND ITS CONSULTANTS SHALL HAVE INSPECTED AND EITHER APPROVED OR WAIVED OBJECTION TO ON OR PRIOR TO THE CLOSING AND PURCHASER HEREBY RELEASES SELLER, MANAGER AND THEIR RESPECTIVE AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING. PURCHASER ALSO REPRESENTS THAT, AS OF THE CLOSING DATE, IT SHALL HAVE INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED TO ITS SATISFACTION THE VALUE AND THE PROFITABILITY OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS

FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. THE PROVISIONS OF THIS SECTION 6.1 SHALL SURVIVE THE CLOSING.

Purchaser recognizes that the Hotel and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, handicap, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the “building codes”). The Hotel and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Purchaser has had the opportunity to review the results of such investigations and inspections of the Property as Purchaser deemed necessary with respect to all such matters. Purchaser agrees to accept and shall the Property in an “AS-IS, WHERE IS” condition and at Closing to accept and assume the risk of noncompliance of the Property with all such building codes. Except with respect to those representations and warranties expressly set forth in this Agreement or any document delivered at Closing, Purchaser waives any right to excuse or delay performance of its obligations under this Agreement or to assert any claim against Seller (before or after Closing) arising out of any failure of the Property to comply with any such building codes. Notwithstanding anything to the contrary contained herein, Seller shall terminate the Asset Management Agreement as of Closing.

Except with respect to those representations and warranties expressly set forth in this Agreement or any document delivered at Closing, it is specifically understood and agreed by Seller and Purchaser that Seller does not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous Substances in, on, above, under or about any of the Property. Purchaser, for itself and its successors in interest, hereby releases Seller and its Affiliates from, and waives all claims and liability against Seller and its Affiliates for or attributable to, any structural, physical and/or environmental condition at any Property, including without limitation the presence, discovery or removal of any Hazardous Substances in, at, about or under such Property, or connected with or arising out of any and all claims or causes of action based upon any Environmental Laws.

6.2 RELIANCE ON DUE DILIGENCE. PURCHASER ACKNOWLEDGES AND AGREES THAT:

(A) PURCHASER HAS HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS PRIOR TO THE EFFECTIVE DATE, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY AND THE BUSINESS;

(B) Intentionally Omitted;

(C) PURCHASER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND ONLY THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT AND ANY DOCUMENT DELIVERED AT CLOSING; AND

(D) PURCHASER WILL NOT BE RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR ANY DOCUMENT DELIVERED AT CLOSING), MANAGER, OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, INVESTMENT ADVISORS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES

7.1 Seller’s Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, Seller hereby makes the express representations and warranties in Sections 7.1.1 through 7.1.26 inclusive, upon which Seller acknowledges and agrees that Purchaser is entitled to rely. Seller shall have the right to modify or update any representation and warranty in this Agreement to the extent that (i) such representation and warranty needs to be modified or updated to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) Seller did not have Knowledge of the facts giving rise to the modification or update at the time the Due Diligence Materials were made available to Purchaser or at the time that the representation and warranty was made. If Seller modifies or updates any representation or warranty or in the event Purchaser acquires Knowledge from a reasonably reliable source of a fact which, if true, would modify or update any representation or warranty of Seller (each, a “Post Effective Date Disclosure”), then (A) Purchaser shall have the right to terminate this Agreement if, and only if, the corresponding representation or warranty or other information would be untrue or incorrect in any material respect in the absence of such Post Effective Date Disclosure which is amended or supplemented by such Post Effective Date Disclosure and would, in Purchaser’s reasonable discretion, result in a material adverse effect to (x) Purchaser’s ownership of the Property, (y) the operation of the Business upon or after Closing or (z) the value of the Hotel (or related Property or Business), and (B) if Purchaser proceeds to Closing notwithstanding such Post Effective Date Disclosure, the corresponding representation, warranty or other information shall be deemed qualified by such Post Effective Date Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement. For the avoidance of doubt, the discovery by Purchaser or delivery by Seller of any Property Agreement following the Effective Date shall be automatically deemed to result in a material adverse effect as set forth in this Section 7.1, triggering Purchaser’s right to terminate this Agreement as more particularly set forth in clause (A) hereinabove.

7.1.1 Organization and Power. Seller is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own the Property.

7.1.2 Authority and Binding Obligation. Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Seller pursuant to this Agreement (the “Seller Documents”), and to perform all obligations of Seller under each of the Seller Documents, (ii) the execution and delivery by the signer on behalf of Seller of each of the Seller Documents, and the performance by Seller of its obligations under each of the Seller Documents, has been duly and validly authorized by all necessary action by Seller, and (iii) each of the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except to the extent Purchaser itself is in default thereunder.

7.1.3 Consents and Approvals; No Conflicts. Subject to the recordation of any Seller Documents as appropriate and the consents and approvals described in Sections 8.10, 8.11 and 8.12 hereof and being pursued by Seller under this Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by Seller of any of the Seller Documents, or the performance by Seller of any of its obligations under any of the Seller Documents or the consummation by Seller of the transaction described in this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a material adverse effect on the Business, or Seller’s ability to consummate the transaction described in this Agreement, and subject to the consents and approvals described in Sections 8.10, 8.11, 8.12 and 8.13 hereof and being pursued by Seller under this Agreement, (ii) neither the execution and delivery by Seller of any of the Seller Documents, nor the performance by Seller of any of its obligations under any of the Seller Documents, nor the consummation by Seller of the transaction described in this Agreement, will: (A) violate any provision of Seller’s organizational or governing documents; (B) violate any Applicable Law to which Seller is subject; or (C) result in a violation or breach of, or constitute a default under any of the Material Contracts, except to the extent such violation, breach or default would not have a material adverse effect on the Business, or Seller’s ability to consummate the transaction described in this Agreement, or (D) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.

7.1.4 Title to Personal Property. To Seller’s Knowledge, Seller has or will have on Closing good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing except for the Equipment Leases and the Existing Loan Documents.

7.1.5 Condemnation. To Seller’s Knowledge, Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller’s Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.

7.1.6 Compliance with Applicable Law. Except as set forth in Schedule 7.1.6, to Seller’s Knowledge, neither Seller nor Manager has received any written notice of a violation of any Applicable Law with respect to the Property which has not been cured or dismissed and which could have a material adverse effect; provided, however, that Seller shall be obligated to indemnify and hold Purchaser harmless for any claim, loss or liability incurred by Purchaser or any of its Affiliates as a result of any undisclosed written notice of a violation of any Applicable Law which has not been cured or dismissed, pursuant to and as set forth in Article 15 hereof, regardless of whether such violation results in a material adverse effect.

7.1.7 Litigation. Except as disclosed in Schedule 7.1.7, to Seller’s Knowledge, neither Seller nor Manager has (i) been served with any court filing in any litigation with respect to the Property or the Business in which either such Person is named a party which has not been resolved, settled or dismissed (without the possibility for appeal), or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect to the Property or the Business which has not been resolved, settled or dismissed (without the possibility for appeal).

7.1.8 Employees.

(a) To Seller’s Knowledge, Seller does not employ any employees, and, except as may otherwise be described in this Agreement, Seller is not a party to any written employment or compensation agreements with any employees or any of the Employees. To Seller’s Knowledge, there are no individuals employed at the Hotel on behalf of Manager other than the Employees.

(b) To Seller’s Knowledge, Seller is not a party to any collective bargaining agreement with any labor union with respect to the Employees and Seller does not otherwise maintain any employee benefit plan which provides benefits or compensation to any Employee. To Seller’s Knowledge, there are no union contracts or collective bargaining agreements with respect to any Employees at the Hotel. To Seller’s Knowledge, except as set forth on Schedule 7.1.8(b), there has not been any labor strike, picketing of any nature, material labor dispute, slowdown or any other concerted interference with normal operations, stoppage or lockout in effect, pending against or affecting the Manager or any Affiliate of the Manager with respect to the operation of the Hotel and neither the Manager nor any Affiliate of the Manager has received any written notice specifically threatening any of the foregoing.

7.1.9 Taxes. Except as set forth on Schedule 7.1.9, to Seller’s Knowledge (i) all Taxes which would be delinquent if unpaid will be paid in full or prorated at Closing as part of the Prorations pursuant to Section 11.2; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at Closing, (ii) Seller has not received any written notice for an audit of any Taxes which has not been resolved or completed, and (iii) Seller is not currently contesting any Taxes or seeking an abatement or rollback of any Taxes.

7.1.10 Licenses and Permits. To Seller’s Knowledge, Seller has made available to Purchaser complete copies of all Licenses and Permits. Except as disclosed in the Seller Due Diligence Materials, to Seller’s Knowledge, Seller has not received any written notice of violation from any federal, state, municipal, or other governmental instrumentality, or written notice of any violation, suspension, revocation or non renewal of any License or Permit issued in connection with the use of the Property.

7.1.11 Environmental Matters. Except as disclosed in the Seller Due Diligence Materials, to Seller’s Knowledge, (i) Seller has not received any written notice from any Government Authority or neighboring, upgradient or downgradient property owner or other third party regarding any non-compliance with or violation of any Environmental Laws with respect to the Real Property or the presence or release of hazardous substances in, on, under or from, the Real Property, and (ii) during the Seller’s ownership of the Property, Seller has not made or been requested in writing to make or been advised by legal counsel or its environmental consultant to make, any report or disclosure to any Governmental Authority relating to a release or threatened release of hazardous substances to or from the Real Property

7.1.12 Tenant Leases.

(a) To Seller’s Knowledge, Schedule 7.1.12(a) sets forth a correct and complete list of the Tenant Leases, Seller has made available to Purchaser a true and complete copy of the Tenant Leases.

(b) Except as set forth on Schedule 7.1.12(b), to Seller’s Knowledge, Seller has not given or received any written notice of any breach or default under any of the Tenant Leases which has not been cured and, to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by the Seller or the tenant under such Tenant Lease.

7.1.13 Operating Agreements. To Seller’s Knowledge, Seller has made available to Purchaser a true and complete copy of the Operating Agreements. Except as disclosed in the Seller Due Diligence Materials, to Seller’s Knowledge, Seller has not given or received any written notice of any breach or default under any Operating Agreement which has not been cured and no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder.

7.1.14 Management Agreements. To Seller’s Knowledge, Seller has delivered or made available to Purchaser a true, correct and complete copy of the Management Agreement. The Management Agreement has not been amended, modified, supplemented or assigned except as set expressly forth in the definition of “Management Agreement” herein. Except for the Management Agreement, there exists no management or franchise agreements with respect to the Hotel.

7.1.15 Finders and Investment Brokers. Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial advisor or in such other capacity for or on behalf of Seller in connection with the transaction described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.

7.1.16 Foreign Person. Seller is not a “foreign person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

7.1.17 Completeness; Non-Disclosure. To Seller’s Knowledge, Seller has made available true, correct and complete copies of the Seller Due Diligence Materials to Purchaser as and when set forth herein. Seller has not intentionally failed to disclose any fact within Seller’s Knowledge that would make (a) any of Seller’s representations and warranties or (b) the information contained in the Seller Due Diligence Materials (excluding, however, any information prepared by third-parties) materially misleading.

7.1.18 Books and Records. To Seller’s Knowledge, Seller had made available to Purchaser true, correct and complete copies of the Books and Records to the extent located at the Property and in accordance with the terms of this Agreement.

7.1.19 Ground Lease. To Seller’s Knowledge, Seller had delivered to Purchaser a true, correct and complete copy of the Ground Lease and Air Lease. To Seller’s Knowledge, neither the Ground Lease nor the Air Lease has been amended, modified, supplemented or assigned except as expressly set forth in the definition of “Ground Lease” and “Air Lease”, respectively, herein.

7.1.20 Financial Statements. To Seller’s Knowledge, the monthly and annual statements of operations for the Property provided to Purchaser for calendar years 2007, 2008, 2009 and “year-to-date” through 2010 with respect to the Property, to Seller’s Knowledge, are complete copies of such statements prepared by on behalf of

Seller or Manager and are the financial statements relied upon and used by Seller in connection with the Business. Seller shall provide to Purchaser updated monthly financial statements for the Property as they become available to Seller or Manager.

7.1.21 Bankruptcy or Debt of Seller. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to Seller’s Knowledge, suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession or all, or substantially all, of Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

7.1.22 Property Agreements. To Seller’s Knowledge, Seller has delivered to Purchaser all of the Contracts, Operating Agreements, Tenant Leases, Licenses and Permits and the Warranties which have a term of not less than eighteen (18) months, call for payments by any Person in respect thereto of $100,000 or more and cannot be terminated for a payment of less than $100,000 (collectively, the “Property Agreements”), and to Seller’s Knowledge, Seller represents and warrants that it has delivered true correct and complete copies of all Property Agreements to Purchaser.

7.1.23 Shula Agreement. To Seller’s Knowledge, Seller had delivered to Purchaser a true, correct and complete copy of the Shula Agreement. To Seller’s Knowledge, the Shula Agreement has not been amended, modified, supplemented or assigned except as set forth in the definition of “Shula Agreement” herein.

7.1.24 Other Activities.

(a) No wagering activities are conducted at or in connection with the Property by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Wagering activities described in the preceding sentence shall include, without limitation, keno, electronic poker or other games of chance to be conducted at or in connection with the Property if participants in any such activity have the opportunity to win money, prizes or property in connection with participating in such activity or if such activity is required to be licensed or regulated as wagering or gambling under applicable law.

(b) The Property does not include any amenity or facility that is not operated as part of, or associated with, the Property, or that is not customary for other properties of a comparable size and class to the Property.

7.1.25 No Violation of Anti-Terrorism Laws. None of Seller’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Seller nor any Person holding any direct or indirect interest in Seller is in violation of any Anti-Terrorism Laws.

7.1.26 Securities Laws.

(a) Seller has had access to and has received such financial and other information regarding Purchaser as it deems necessary in order to make its investment decision to acquire the REIT Shares to be issued to Seller hereunder. If Seller has had any questions regarding Purchaser or the REIT Shares to be issued to it, Seller has asked these questions and has received answers from representatives of Purchaser. Seller has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person other than Purchaser.

(b) Seller is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of REIT Shares hereunder, and Seller is able to bear the economic risks of such an investment. Seller is aware that it may be required to bear the economic risk of an investment in REIT Shares for an indefinite period of time, and it is able to bear such risk for an indefinite period. Seller has relied upon its own tax, legal and financial advisors in connection with its decision to acquire the REIT Shares issued hereunder. Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(c) Seller is acquiring the REIT Shares for its own account.

(d) Seller is not acquiring the REIT Shares to be issued hereunder with a view to, or with any intention of, resale, distribution or fractionalization, in whole or in part, of such REIT Shares.

(e) Seller acknowledges that the REIT Shares to be issued hereunder have not been registered under the Securities Act or any applicable laws of the states of the United States and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. Seller acknowledges that if it decides to resell or otherwise transfer its REIT Shares, then such REIT Shares may be resold or transferred only if such REIT Shares are sold pursuant to an effective registration statement or in a transaction that does not require registration under the Securities Act, including Rule 144 thereunder, or any applicable laws of the states of the United States. Seller acknowledges that prior to any proposed transfer of REIT Shares other than pursuant to an effective registration statement, the transferee of REIT Shares may be required to provide certifications and other documentation relating to the status of such transferee and the transfer.

(f) Seller agrees that until the expiration of the holding period set forth in Rule 144(d)(1)(i), it shall notify each transferee of REIT Shares from it that (a) such REIT Shares have not been registered under the Securities Act, (b) such REIT Shares are subject to the restrictions on the resale or other transfer thereof described in paragraph (v) above, (c) such transferee shall be deemed to have represented (i) as to its status as a purchaser acquiring such REIT Shares in a transaction that does not require registration under the Securities Act or any applicable laws of the states of the United States and (ii) that such transferee is not an “underwriter” within the meaning of Section 2(11) of the Securities Act and (d) such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

(g) Seller understands that the REIT Shares to be issued to Seller hereunder have not been registered under the Securities Act and are being offered and sold to Seller in reliance on specific exemptions from the registration requirements of U.S. securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire REIT Shares. Seller agrees that if any such representation, warranty, agreement, acknowledgment and understanding deemed to have been made by virtue of its purchase of REIT Shares is no longer accurate, it shall promptly notify Purchaser.

(h) Seller represents that the REIT Shares were offered to Seller through direct communication between the Seller and Purchaser, as applicable, and not through any advertisement or general solicitation of any kind.

(i) Seller acknowledges that because of the restrictions on transfer or assignment of such REIT Shares to be issued hereunder which are set forth in this Agreement, it may have to bear the economic risk of the investment commitment evidence by this Agreement for an indefinite period of time.

(j) Seller acknowledges that any certificates representing REIT Shares issued to Seller hereunder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

In the event that any REIT Shares issuable hereunder shall cease to be Restricted Shares, Purchaser shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such REIT Shares without the legend required by this Section 7.1.26. For purposes of the foregoing, “Restricted Shares” means all REIT Shares issuable hereunder other than REIT Shares (i) the offer and sale of which have been registered under a registration statement pursuant to the Securities Act, (ii) with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (iii) with respect to which the holder thereof shall have delivered to Purchaser an opinion of counsel to the effect that subsequent transfers of such REIT Shares may be effected without registration under the Securities Act.

7.1.27 Purchaser Knowledge of Incorrect Representation. If, prior to Closing, Purchaser obtains Knowledge that any representation or warranty of Seller herein is incorrect in any material respect, Purchaser shall promptly notify Seller of its objection to such incorrectness. Upon receiving such notification, Seller shall have the right take such action as shall be necessary in order to render correct the representation or warranty which was incorrect. If Seller fails to notify Purchaser within ten (10) days after receiving Purchaser’s notice that Seller intends to take such action, then Purchaser’s sole remedy, assuming that Purchaser was correct in stating that Seller’s representation or warranty was materially incorrect, shall be to terminate this Agreement by notice to Seller given within five (5) days after the expiration of such ten (10) day period. If Purchaser obtains Knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect but does not notify Seller as provided above, Purchaser shall have (i) forever waived its right to terminate this Agreement and (ii) forever waived and relinquished any and all right to recover damage or Indemnification Loss on account of any such incorrectness, whether or not Closing has occurred.

7.2 Purchaser’s Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transaction described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.2.1 through 7.2.9 inclusive, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

7.2.1 Organization and Power. Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its incorporation or formation (as the case may be), and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

7.2.2 Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Documents and to issue the REIT Shares at the Closing, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, the performance by Purchaser of its obligations under each of the Purchaser Documents, and the issuance of the REIT Shares, have each been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default thereunder.

7.2.3 Consents and Approvals; No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transaction described in this Agreement, and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transaction described in this Agreement, will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any material contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

7.2.4 Finders and Investment Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial advisor or in such other capacity for or on behalf of Purchaser in connection with the transaction described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.

7.2.5 No Violation of Anti-Terrorism Laws. None of Purchaser’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Purchaser nor, to Purchaser’s Knowledge, any Person holding any direct or indirect interest in Purchaser is in violation of any Anti-Terrorism Laws.

7.2.6 Intentionally Omitted.

7.2.7 Bankruptcy or Debt of Purchaser. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to Purchaser’s Knowledge, suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession or all, or substantially all, of Purchaser’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent.

7.2.8 Valid Issuance of REIT Shares. The REIT Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Lock-Up Agreement and applicable state and federal securities laws. Assuming the accuracy of the representations of the Seller in Section 7.1.26 of this Agreement and subject to the filings pursuant to Regulation D of the Securities Act, the REIT Shares will be issued in compliance with all applicable federal and state securities laws and upon issuance will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Lock-Up Agreement and applicable federal and state securities laws.

7.2.9 SEC Filings. As of the date of the effectiveness of the SEC Filings, all forms, reports, statements (including registration statements), certifications and other documents filed or furnished by Purchaser with or to the SEC (the “SEC Filings”) have complied as to form as of their respective filing dates (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and, in each case, the rules and regulations of the SEC promulgated thereunder. As of the date of the effectiveness of the SEC Filings, none of such SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.2.10 Seller Knowledge of Incorrect Representation. Notwithstanding the foregoing, if Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close the transaction described in this Agreement, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller’s Knowledge of such breach.

ARTICLE 8. COVENANTS

8.1 Confidentiality.

8.1.1 Disclosure of Confidential Information. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by the Inspections or in the Seller Due Diligence Materials, the Purchaser Due Diligence Reports or any other documents, materials, data or other information with respect to the Property or the Business which is not generally known to the public or otherwise required to be disclosed pursuant to applicable securities or other similar law (the “Confidential Information”). Notwithstanding the foregoing, Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law or by court order, or (ii) disclose any Confidential Information to any Person on a “need to know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information. This Section 8.1.1 shall survive the termination of this Agreement. If Purchaser terminates this Agreement for any reason, Seller shall thereafter be entitled to make any use of Purchaser Due Diligence Reports it considers appropriate and shall be released from any further duty or obligation to Purchaser under this Section.

8.1.2 Public Announcements. Notwithstanding Section 8.1.1, a Party shall have the right to make a public announcement regarding the transaction described in this Agreement from and after the Effective Date, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required; provided that any public announcement by Purchaser shall not make any reference to CV Starr International or any of its affiliates without the prior written consent of Seller.

8.1.3 Intentionally Deleted.

8.1.4 Communication with Employees. Without limiting the generality of the provisions in Section 8.1.1, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Employees or any Person representing any Employees involving any matter with respect to the Property or the Business, the Employees or this Agreement, other than as coordinated by and with Seller, and/or Manager.

8.2 Conduct of the Business.

8.2.1 Operation in Ordinary Course of Business. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall conduct the Business in the Ordinary Course of Business, including, without limitation, (i) maintaining the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels maintained in the Ordinary Course of Business, (ii) performing maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business; and (iii) maintaining insurance coverages consistent with the current levels for the Property.

8.2.2 Contracts. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not, without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, (i) amend, extend, renew or terminate any existing Tenant Leases, Material Contracts or Licenses and Permits, except in the Ordinary Course of Business, nor (ii) enter into any new Tenant Leases or Material Contracts, unless such new Tenant Leases or Material Contracts are terminable by Purchaser without any termination fee upon not more than thirty (30) days notice.

8.2.3 Intentionally Omitted.

8.3 Licenses and Permits. Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits. The term “Licenses and Permits” excludes the Liquor License which shall be available to the Hotel following Closing in accordance with the Management Agreement and as permitted by Applicable Law. Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits as of the Closing, and Seller shall use commercially reasonable efforts (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser. If this Agreement is terminated and Purchaser has filed an application or otherwise commenced the processing of obtaining new licenses and permits, Purchaser shall promptly withdraw all such applications and cease all other activities with respect to such new licenses and permits.

8.4 Bookings. Purchaser shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date, including, without limitation, any Bookings by any Person in redemption of any gift certificates and any benefits accrued under the Marriott Rewards or any similar preferred guest program.

8.5 Tax Contests.

8.5.1 Taxable Period Terminating Prior to Closing Date. Seller shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.5.1 shall survive the Closing.

8.5.2 Taxable Period Including the Closing Date. Seller shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period and Seller has not commenced any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller contest such Taxes. If Seller desires to contest such Taxes, Seller shall provide written notice to Purchaser within thirty (30) days after receipt of Purchaser’s request confirming that Seller will contest such Taxes, in which case Seller shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller will contest such Taxes within such thirty (30) day period, Purchaser shall have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of Closing, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party. This Section 8.5.2 shall survive the Closing.

8.5.3 Taxable Period Commencing After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.5.3 shall survive the Closing.

8.5.4 Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes. This Section 8.5.4 shall survive the Closing.

8.6 Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business. This Section 8.6 shall survive the Closing.

8.7 Access to Information. After the Closing, Purchaser shall provide to the officers, employees, agents and representatives of any Seller Indemnitees reasonable access to (i) the Books and Records with respect to the Hotel, (ii) the Property, and (iii) the employees at the Hotel, for any purpose deemed necessary or advisable by Seller, including, without limitation, to prepare any documents required to be filed by Seller under Applicable Law or to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company involving any Seller Entity; provided, however, that (A) such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Seller Indemnitees in providing access to the Books and Records, the Property or the employees of Purchaser (or Purchaser’s manager) as provided in this Section 8.7; and (D) Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Purchaser Indemnitees arising from any examinations, tests, investigations or studies of the Property conducted by Seller, its employees, agents or representatives pursuant to this Section 8.7. Purchaser, at its cost and expense, shall retain all Books and Records with respect to the Hotel for a period of three (3) years after the Closing. This Section 8.7 shall survive the Closing.

8.8 Privacy Laws. To the extent Purchaser obtains any customer or guest information or data or Employee information or data as part of the purchase of the Property and the Business, Purchaser shall at all times comply in all material respects with all Applicable Law concerning (i) the privacy of such customer and guest information and data and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser’s or any third party’s ability to use, transfer, store, sell, or share such information and data), (ii) the establishment of adequate security measures to protect such customer and guest information and data and (iii) observance of all Applicable Law concerning the privacy of the Employee information and data it may receive. This Section 8.8 shall survive the Closing.

8.9 Further Assurances. From the Effective Date until the Closing or earlier termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement. The immediately preceding sentence of this Section 8.9 shall survive the Closing.

8.10 Assumption of the Existing Loan. Seller and Purchaser shall exercise commercially reasonable and good faith efforts to obtain Existing Lender’s approval to the transactions contemplated in this Agreement and to Purchaser’s assumption of Seller’s obligations first arising from and after the Closing Date as borrower under the Existing Loan Documents. So long as Purchaser exercises commercially reasonable and good faith efforts to obtain the foregoing approvals, Purchaser’s obligation to consummate the transactions contemplated by this Agreement shall be contingent on such approvals, and on Existing Lender’s execution and delivery of such documents and instruments reasonably required by Purchaser to evidence (a) the approvals and consents set forth in this Section 8.10, (b) a commercially reasonable estoppel which shall include, without limitation, the outstanding balance of the Existing Loan, the interest rate applicable thereto, the absence of any defaults under the Existing Loan Documents and the amounts on deposit in any reserves required thereby (including, without limitation, the Reserve Fund) and (c) Existing Lender’s acknowledgment that none of Purchaser nor any of Purchaser’s affiliates shall be responsible for any obligations of borrower or any guarantor or indemnitor under the Existing Loan Documents or otherwise to Existing Lender first arising or accruing prior to the Closing Date. Notwithstanding anything to the contrary contained herein, Seller acknowledges and agrees that Purchaser shall in no event be obligated to agree to any amendment or modification to the terms of the Existing Loan Documents as originally executed by Seller (or any of its predecessors-in-interest) which Purchaser reasonably determines to be material and/or be obligated to obtain any release of borrower or any guarantor or indemnitor under the Existing Loan Documents from any of their obligations to Existing Lender. Notwithstanding the foregoing, it shall be a condition to Seller’s obligations under this Agreement that Seller and any related pledgor or guarantor of the Existing Loan, as applicable, be released from their respective obligations under the Existing Loan Documents first accruing from and after Closing. In the event Existing Lender does not provide the approvals, consents and releases set forth herein (and the documents/instruments required under this Section 8.10) on or before the Closing Date, then Purchaser or Seller shall each have the right to terminate this Agreement by providing written notice to the non terminating party, in which case the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination. In the event Existing Lender affirmatively disapproves in writing the assumption of the Existing Loan by Purchaser, then either Party may terminate this Agreement by delivery of notice to the other Party, which notice shall include Existing Lender’s written notice of disapproval, the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.

Any and all third-party out-of-pocket costs and expenses of the Lender and its representatives in connection with obtaining the consents, approvals and/or documents set forth in this Section 8.10 shall be borne fifty percent (50%) by each of Seller and Purchaser.

8.11 Manager’s Consent and Required Approvals. Seller and Purchaser shall exercise commercially reasonable and good faith efforts to obtain Manager’s approval to the transactions contemplated in this Agreement (pursuant to the terms of the Management Agreement), including, Manager’s waiver in writing of any and all of Manager’s rights of first refusal or similar rights under the Management Agreement, and Manager’s release of Seller and any Affiliate, in connection with Purchaser’s assumption thereof, of Seller’s and its Affiliates’ obligations under the Management Agreement to the extent first accruing from and after the Closing. Seller shall further obtain Manager’s written confirmation and agreement that, upon the assignment and assumption of the Management Agreement, the Management Agreement is and remains in full force and effect in accordance with its terms and conditions, that Manager will perform for the benefit of Purchaser its duties and obligations under the Management Agreement and that the Reserve Fund has been fully funded pursuant to the Management Agreement by Seller. Notwithstanding anything to the contrary contained herein, Seller acknowledges and agrees that Purchaser shall in no event be obligated to agree to any amendment or modification to the terms of the Management Agreement as originally executed by Seller (or any of its predecessors-in-interest) which Purchaser reasonably determines to be material. Any and all third-party out-of-pocket costs and expenses of Manager and its representatives in connection with obtaining the consents, approvals and/or documents set forth in this Section 8.11 shall be borne fifty percent (50%) by each of Seller and Purchaser. The provisions of this Section 8.11 shall survive the Closing.

8.12 Ground Lessor Estoppel and Consent. Seller and Purchaser shall exercise commercially reasonable and good faith efforts to obtain Ground Lessor’s approval to the transactions contemplated in this Agreement (to the extent such approvals are required pursuant to the terms of the Ground Lease), the Ground Lessor Estoppel (which shall include Ground Lessor’s consent to the assignment and assumption of the Ground Lease from Seller to Purchaser), and Ground Lessor’s release of Seller and any Affiliate in connection with Purchaser’s assumption thereof of Seller’s and its Affiliates’ obligations under the Ground Lease to the extent first accruing from and after the Closing. Any and all third-party out-of-pocket costs and expenses of Ground Lessor and its representatives in connection with obtaining the consents, approvals and/or documents set forth in this Section 8.12 shall be borne fifty percent (50%) by each of Seller and Purchaser. The provisions of this Section 8.11 shall survive the Closing.

8.13 Consent of Shula Steakhouse Franchisor. Seller is a party to that certain Shula’s Steak Houses, L.P. Franchise Agreement for Shula’s Steakhouse® at the JW Marriott in New Orleans, Louisiana, effective as of May 11, 2005, by and between Shula’s Steak Houses, L.P., a Delaware limited partnership, as franchisor (“Shula Franchisor”), and Seller, as successor-in-interest to CNL New Orleans, L.P., a Delaware limited partnership, as franchisee, as modified by that certain Extension Agreement dated as of November 2, 2005, and that certain letter agreement dated December 28, 2007 (as so modified, the “Shula Agreement”). Following the Effective Date, Seller shall exercise commercially reasonable efforts to cause Shula Franchisor to execute a consent to the assignment of the Shula Agreement from Seller to Purchaser, which shall include, among other things, a waiver of any right of first refusal granted to Shula Franchisor pursuant to the Shula Agreement, and an estoppel certificate from Shula Franchisor, all in form and substance reasonably satisfactory to Purchaser (the “Shula Consent and Estoppel”). Delivery of duly executed originals of each of the Shula Consent and Estoppel shall be conditions to Purchaser’s obligations to Closing under this Agreement. Any and all costs and expenses in connection with obtaining the consents, approvals and/or documents set forth in this Section 8.13 shall be borne exclusively by Seller.

8.14 Stock Listing. Purchaser shall use its reasonable best efforts to cause the REIT Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

ARTICLE 9. CLOSING CONDITIONS

9.1 Mutual Closing Conditions.

9.1.1 Satisfaction of Mutual Closing Conditions. The respective obligations of Seller and Purchaser to close the transaction contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Mutual Closing Conditions”):

(a) Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transaction described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

(b) Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.

(c) Waivers and Approvals by Manager. Manager must have provided the consents, waivers, estoppels, approvals, and releases, all as more particularly set forth in Section 8.11 hereof.

(d) Existing Loan Assumption. Existing Lender shall have granted the approvals and delivered the documents more particularly set forth and required by Section 8.1.10 hereof.

(e) Consent by Ground Lessor. Ground Lessor shall have granted the approvals and delivered the documents more particularly set forth and required by Section 8.1.12 hereof.

(f) Consent by Manager. Manager shall have granted the approvals and delivered the documents more particularly set forth and required by Section 8.1.11 hereof.

(g) Consent by Shula Franchisor. Shula Franchisor shall have granted the approvals and delivered the documents more particularly set forth and required by Section 8.1.13 hereof.

(h) S-11 Approval. The Purchaser’s registration statement on Form S-11 (the “S-11”) to be filed after the date hereof with the Securities and Exchange Commission (the “SEC”) shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

9.1.2 Failure of Mutual Closing Condition. If any of the Mutual Closing Conditions is not satisfied at Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.

9.2 Purchaser Closing Conditions.

9.2.1 Satisfaction of Purchaser Closing Conditions. In addition to the Mutual Closing Conditions, Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser Closing Conditions”):

(a) Seller’s Deliveries. All of the Seller Closing Deliveries and all of the Third Party Closing Documents shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.

(b) Representations and Warranties. The representations and warranties of Seller contained in this Agreement were true in all material respect when made, or as modified or updated pursuant to Section 7.1, and continue to be true in all material respects on the Closing Date, and Purchaser shall have received a certificate to that effect signed by Seller. If the representations and warranties of Seller contained in this Agreement are no longer true in all material respects as of the Closing due to changes in fact since the date of this Agreement, then Seller shall so indicate on its updated certificate provided at Closing, and any such change shall not be a default by Seller, but shall be subject to the approval of Purchaser.

(c) Covenants and Obligations. The covenants and obligations of Seller in this Agreement shall have been performed in all material respects.

(d) Title Policy. The Title Company shall have irrevocably committed to issue the Title Policy pursuant to Section 5.4.

(e) IPO. The closing of the initial public offering of the shares of the REIT Common Stock of the REIT (the “IPO”) shall have occurred and the aggregate gross amount of equity capital raised for the REIT as a result of such IPO exceeds Three Hundred Seventy-Five Million Dollars ($375,000,000).

9.2.2 Failure of Purchaser Closing Condition. Except as expressly provided in Section 9.4, if any of the Purchaser Closing Conditions is not satisfied at Closing, then Purchaser shall have the right (i) to terminate this Agreement by providing written notice to Seller, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) to waive any of the Purchaser Closing Conditions at or prior to Closing, in which case the Closing shall be consummated.

9.3 Seller Closing Conditions.

9.3.1 Satisfaction of Seller Closing Conditions. In addition to the Mutual Closing Conditions, Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller Closing Conditions”):

(a) Receipt of the Purchase Price. Purchaser shall have (A) paid to Seller or deposited with Escrow Agent with written direction to disburse and issue the same to Seller, the balance of the Purchase Price (as adjusted pursuant to Section 3.1), in accordance with Section 3.3.2.

(b) Purchaser’s Deliveries. All of the Purchaser Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.

(c) Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).

(d) Covenants and Obligations. The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.

9.3.2 Failure of Seller Closing Condition. Except as expressly provided in Section 9.4, if any of the Seller Closing Conditions is not satisfied at Closing, then Seller shall have the right to (i) terminate this Agreement by providing written notice to Purchaser, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) waive any of the Seller Closing Conditions at or prior to Closing, in which case the Closing shall be consummated.

9.4 Frustration of Closing Conditions. Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE 10. CLOSING

10.1 Closing Date. The closing of the transaction described in this Agreement (the “Closing”) shall occur on the day the closing conditions set forth below or as otherwise agreed in writing by the Seller and Purchaser (the date on which the Closing occurs is referred to herein as the “Closing Date”). The

Closing shall take place by means of a so called “New York style” escrow. Notwithstanding the foregoing, if the Closing has not occurred prior to October 29, 2010, then either Party may elect to terminate this Agreement upon written notice to the other, in which case, this Agreement shall terminate as the date the non-terminating Party receives notice of termination and the Parties shall have no further rights or obligations under this Agreement except those which expressly survive such termination.

10.2 Intentionally Omitted. Closing Deliveries.

10.3.1 Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, the documents and other items set forth in this Section 10.3.1 (the “Seller Closing Deliveries”), as follows:

(a) A closing certificate executed by Seller substantially in the form of Exhibit B, together with all exhibits thereto;

(b) Intentionally Deleted;

(c) A Bill of Sale in the form of Exhibit D executed by Seller, transferring Seller’s interest in the FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties and Bookings to Purchaser on the terms set forth in this Agreement;

(d) An Assignment and Assumption of Leases, Contracts and Licenses and Permits (the “Assignment”) in the form of Exhibit E executed by Seller, assigning Seller’s interest in the Tenant Leases, Equipment Leases, Operating Agreements (other than the Asset Management Agreement), Plans and Specifications, and Licenses and Permits;

(e) An Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease in the form of Exhibit G duly executed by Seller;

(f) A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration which Seller has executed or caused to be executed by Seller, assigning such vehicle or such other Personal Property to Purchaser;

(g) Agreements, affidavits or other documents as may be reasonably required by the Title Company from the Seller to issue the Title Policy;

(h) Any real estate transfer tax declaration or similar documents required under Applicable Law in connection with the conveyance of the leasehold interest in the Land or the Improvements;

(i) A FIRPTA affidavit in the form set forth in the regulations under Section 1445(b)(2) of the Code certifying that Seller is a non-foreign person;

(j) To the extent not previously delivered to Purchaser, and in Seller’s possession or control, all originals (or copies if originals are not available) of the Tenant Leases, Contracts, Licenses and Permits, Books and Records, keys and lock combinations, which shall be located at the Property on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Property; provided, however, that Seller shall have the right to (i) redact and reformat any Books and Records which include data or other information pertaining to any other hotels owned, managed or franchised by Seller, Operating, Manager or their Affiliates, and (ii) retain copies of any Books and Records delivered to Purchaser;

(k) Counterparts of the documents referred to in Section 10.3.3 which require execution by Seller;

(l) Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate the transaction described in this Agreement.

10.3.2 Purchaser’s Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller all of the (i) documents set forth in this Section 10.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3.2 (the “Purchaser Closing Deliveries”), as follows:

(a) The Purchase Price (as adjusted pursuant to Section 3.1) to be paid (in the form of cash, REIT Shares and assumption of the Existing Loan) by Purchaser;

(b) Intentionally Omitted;

(c) A closing certificate in the form of Exhibit F, together with all exhibits thereto;

(d) A counterpart of each of the documents and instruments referred to in Sections 10.3.1 and 10.3.3 which require execution by Purchaser; and

(e) Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate the transaction described in this Agreement.

10.3.3 Third Party Closing Documents. On or prior to the Closing, the documents set forth in this Section shall be delivered to Purchaser or deposited with the Escrow Agent in the Closing Escrow for delivery to the Parties designated in the appropriate subsection (collectively, the “Third Party Closing Documents”). Seller shall exercise its best efforts to cause the Third Party Closing Documents to be delivered to Purchaser or deposited with Escrow Agent no later than five (5) Business Days prior to the Closing:

(a) The document referred to in Section 2.5 shall have been duly executed by Persons identified in that Section 2.5.

(b) The documents referred to in Section 8.12 shall have been duly executed by Persons identified in that Section 8.12, including, without limitation, the Ground Lease Estoppel, duly executed by Ground Lessor. Seller shall execute such documents, to the extent required.

(c) The documents referred to in Section 8.10 relating to the assignment and assumption of the Existing Loan shall have been duly executed by Persons identified in that Section 8.10. Seller shall execute such documents, to the extent required.

(d) The documents referred to in Section 8.11 relating to the assignment and assumption of the Management Agreement shall have been duly executed by the Manager. Seller shall execute such documents, to the extent required.

(e) The documents referred to in Section 8.13 relating to the assignment and assumption of the Shula Agreement, including, without limitation, the Shula Consent and Estoppel, shall have been duly executed by Shula Franchisor. Seller shall execute such documents, to the extent required.

10.4 Possession. Seller shall deliver or cause to be delivered possession of the Real Property, subject to the Permitted Exceptions, and tangible Personal Property to Purchaser upon completion of the Closing.

ARTICLE 11. PRORATIONS AND EXPENSES

11.1 Closing Statement. No later than the day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotel as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 11.2.

11.2 Prorations. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as provided herein. Pursuant to such allocation, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the date of Closing, and Purchaser shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the Purchase Price payable by Purchaser pursuant to Section 3.1 hereof. All prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Notwithstanding the foregoing, the parties agree that such prorations shall be accomplished in full (other than prorations for real and personal property ad valorem taxes, interest payments on the Existing Loan for the month in which the Closing occurs (as well as any other unpaid interest for prior months) and insurance premiums, which shall be handled as set forth above) by Purchaser providing Seller a credit on the Closing Statement in an amount equal to the initial working capital investment required by Manager in order for Manager to maintain a working capital balance of “one-to-one” on its balance sheet. Such credit shall be $600,000.

11.2.2 Reserve Fund. Any funds in the Reserve Fund shall remain on deposit therein for the benefit of Purchaser; provided, however, that the Purchase Price shall be increased at Closing by an amount equal to the then current balance of the Reserve Fund. Seller represents, warrants, covenant and agrees that as of the Closing Date, the Reserve Fund shall be fully funded pursuant to the Management Agreement by Seller.

11.2.3 Intentionally Omitted.

11.2.4 Delayed Adjustments. The acceptance of the Closing Statement by either party shall not prevent later readjustment pursuant to this Section 11.2.4. If after the Closing Date the amount of any item in this Section 11 shall prove to be incorrect, the party in whose favor the error was made shall pay to the other party the sum necessary to correct such error within fifteen (15) days of receipt of proof of such error, provided that such proof is delivered on or before sixty (60) days after the Closing Date. After the Closing Date, each party shall have reasonable access to the books and records of the other party with respect to all matters set forth in this Section 11 for the purposes of determining the accuracy of all adjustments and the performance of the obligations of the parties under this Section. Purchaser’s and Seller’s obligations with respect to prorations under this Agreement shall survive for a period of sixty (60) days after the Closing Date. This Section 11.2.4 shall survive Closing.

11.3 Transaction Costs.

11.3.1 Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the cost of any additional endorsements to the owner’s policy of title insurance required by Purchaser; (iii) one half ( 1/2) of the recording charges payable in connection with the conveyance of the Property; (iv) one half ( 1/2) of any fees or expenses payable for the assignment, transfer or conveyance of any Equipment Leases, Operating Agreements, Licenses and Permits and Intellectual Property; (v) the costs and expenses that are obligations of Purchaser pursuant to Sections 8.10, 8.11 and 8.12; (vi) any mortgage taxes incurred in connection with the Closing; (viii) one half ( 1/2) of the fees and expenses for the Escrow Agent; and (ix) the fees and expenses of its own attorneys, accountants and consultants.

11.3.2 Seller’s Transaction Costs. Seller shall pay for the following items in connection with this transaction: (i) the fees and expenses of removing or curing any Unpermitted Exceptions as required under Section 5.3.4 and those exceptions and defects set forth in Seller’s Title Notice or any New Title and Survey Election Notice which meet the requirements in clauses (i) and (ii) of Section 5.3.3; (ii) one half ( 1/2) of the fees and expenses for the Escrow Agent; (iii) 100% of the premiums for any ALTA extended coverage, including the deletion of the Title Company’s standard printed exceptions, affirmative coverage for roadway access of the Property to public streets and any appurtenant easements to the Property (whether by endorsement to the Title Policy or otherwise); (iv) the cost of the Survey; (v) any transfer tax in connection with the conveyance of the Property; (vi) the sales taxes imposed in connection with any tangible personal property (as defined by applicable sales tax regulations or case law) included in the Property that is used in connection with the generation of retail sales that are subject to and reported by Seller as taxable sales at the Property through the date of Closing; (vii) one half ( 1/2) of the recording charges payable in connection with the conveyance of the Property; (vii) one half ( 1/2) of any fees or expenses payable for the assignment, transfer or conveyance of any Equipment Leases, Operating Agreements, Licenses and Permits and Intellectual Property and the assumption of the Existing Loan; (ix) the fees and expenses of its own attorneys, accountants and consultants; and (xi) the costs and expenses that are obligations of Seller pursuant to Sections 8.10, 8.11, 8.12 and 8.13 hereof.

11.3.3 Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 11.3 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.

ARTICLE 12. TRANSITION PROCEDURES

12.1 Safe Deposit Boxes. Prior to the Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Hotel advising them of the pending change in ownership of the Hotel and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties. Upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”). If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination. Upon Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession or control for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor. After the Closing, the Parties shall make appropriate arrangements for guests and customers at the Hotel to inventory and verify the contents of the non Inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 12.1. Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.

12.2 Baggage. On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Hotel, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser which was not inventoried by the Parties. Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with Section 15 from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of Seller which was not inventoried by the Parties.

12.3 Notice to Employees. At Closing, Manager and Purchaser shall make a joint announcement or communication to the Employees regarding the change in ownership of the Property in form and substance reasonable acceptable to Manager, Purchaser and Seller.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

ARTICLE 13. DEFAULT AND REMEDIES

13.1 Seller’s Default. If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect (a “Seller Default”), and no Purchaser Default has occurred which remains uncured, then Purchaser, as its sole and exclusive remedies, may elect to (a) terminate this Agreement and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; (b) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Seller Default; or (c) obtain a court order for specific performance.

Initials:	Purchaser:	/s/ JDK	Seller:	/s/ PGS

[REMAINDER OF PAGE INTENTIONALLY BLANK]

13.2 Intentionally Deleted.

13.3 Purchaser’s Default. If Purchaser fails to acquire the Property pursuant to the terms of this Agreement, which breach or default is not caused by a Seller Default, (a “Purchaser Default”), then Seller, as its sole and exclusive remedy, may elect to (A) terminate this Agreement by providing written notice to Purchaser, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing pursuant to this Agreement, in which case Seller shall be deemed to have waived such Purchaser Default. Seller waiving all other rights or remedies in the event of such default by Purchaser under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

ARTICLE 14. RISK OF LOSS

14.1 Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.

14.1.1 Material Casualty. If the amount of the repair restoration of the Property required by a Casualty equals or exceeds One Million and no/100 Dollars ($1,000,000.00) (a “Material Casualty”) and the Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Casualty, to (a) terminate this Agreement, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) proceed to Closing, without terminating this Agreement, in which case Seller (subject in all events to the terms and conditions applicable thereto under the Existing Loan Documents) shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: (A) the applicable insurance deductible, and (B) and the reasonable estimated costs for the repair or restoration of the Property required by such Casualty, and (ii) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Property or the Business, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of this preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing Date shall be postponed, at Purchaser’s option to be exercised in its sole and absolute discretion, until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

14.1.2 Non Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors) in an amount equal to the lesser of: (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) subject to the terms and conditions applicable thereto under the Existing Loan Documents, transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Property, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.

14.2 Condemnation. If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.

14.2.1 Material Condemnation. If the Condemnation would (i) result in the permanent loss of more than five percent (5%) of the fair market value of the Land or Improvements, (ii) result in any permanent material reduction or restriction in access to the Land or Improvements, or (iii) have a materially adverse effect on the Business as conducted prior to such Condemnation (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Condemnation, to (A) terminate this Agreement, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller (subject in all events to the terms and conditions applicable thereto under the Existing Loan Documents) shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing shall be postponed, at Purchaser’s option to be exercised in its sole and absolute discretion, until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

14.2.2 Non-Material Condemnation. In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller (subject in all events to the terms and conditions applicable thereto under the Existing Loan Documents) shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE 15. SURVIVAL, INDEMNIFICATION AND RELEASE

15.1 Survival.

15.1.1 Survival of Representations and Warranties. If this Agreement is terminated, the representations and warranties in Sections 7.1.15, 7.2.4 and 7.2.5 shall survive such termination until the expiration of the applicable statute of limitations. If the Closing occurs, neither party shall have any liability or obligation with respect to any representation or warranty, unless on or prior to the date that is nine (9) months following the Closing Date, the party seeking to assert liability shall have notified the other party in writing setting forth specifically the nature of such liability and must have commenced and served a lawsuit (the period any representation or warranty survives termination or the Closing as set forth in this Section 15.1.1 is referred to herein as the “Survival Period”).

15.1.2 Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.

15.1.3 Survival of Indemnification. This Section 15 and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.

15.2 Indemnification by Seller. Subject to the limitations set forth in Sections 15.1, 15.4, 15.5, 15.6, 15.7 and any other express provision of in this Agreement, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from (i) the breach of any express representations or warranties of Seller in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be) and (iii) any Retained Liabilities.

15.3 Indemnification by Purchaser. Subject to the limitations set forth in Sections 15.1, 15.4, 15.5 and 15.6, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee to the extent resulting from (i) any breach of any representations or warranties of Purchaser in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) any breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Assumed Liabilities (to the extent accruing after Closing).

15.4 Limitations on Indemnification Obligations.

15.4.1 Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5.1 prior to the expiration of the applicable Survival Period.

15.4.2 Indemnification Deductible and Cap. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide indemnification to the other party’s Indemnitees pursuant to clause (i) and (ii) of Section 15.2 or of Section 15.3, as appropriate, to the extent that the aggregate amount of all Indemnification Losses incurred by the such party’s Indemnitees for which such party otherwise would be entitled to indemnification under clause (i) of Section 15.2 or 15.3, as appropriate (A) does not exceed One Hundred Thousand and no/100 Dollars ($100,000.00) (the “Indemnification Deductible”), or if such Indemnification Losses exceed the Indemnification Deductible, neither party shall be entitled to defense or indemnification for any amount up to the Indemnification Deductible, or (B) exceeds Two Million and No/100 Dollars ($2,000,000.00) (the “Indemnification Cap”).

15.4.3 Failure to Provide Timely Notice of Indemnification Claim. Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 15.5.1, (i) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

15.4.4 Effect of Taxes, Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Section 15 shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third party reimbursement. The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third party reimbursement with respect to such Indemnification Claim, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.

15.5 Indemnification Procedure.

15.5.1 Notice of Indemnification Claim. If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under Sections 4.1, 8.7, 8.11, 8.12, 12.1, 12.2, 15.2 or 15.3 or any other express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

15.5.2 Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

15.5.3 Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim (except for any Indemnification Claim under Sections 8.11 and/or 8.12 hereof, which Seller shall be obligated to defend upon receipt of the notice required by Section 15.5.1 hereinabove with respect to such Indemnification Claim), at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost efficient manner.

15.5.4 Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim, except for Indemnification Claims under Sections 8.11 and/or 8.12 hereof, until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

15.6 Exclusive Remedy for Indemnification Loss. Except for claims based on fraud, the indemnification provisions in this Section 15 shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

15.7 RELEASE OF SELLER FOR VIOLATIONS OF APPLICABLE LAW. NOTWITHSTANDING ANY INDEMNIFICATION OBLIGATION OF SELLER UNDER THIS AGREEMENT, PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL VIOLATIONS OF APPLICABLE LAW INCLUDING, WITHOUT LIMITATION VIOLATIONS OF THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER; PROVIDED, HOWEVER, THAT SUCH RELEASE AND DISCHARGE SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATION OF SELLER TO THE EXTENT RESULTING FROM A BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 7.1.6, SECTION 7.1.7 (TO THE EXTENT RELATED TO VIOLATIONS OF APPLICABLE LAW) AND SECTION 7.1.11. NOTWITHSTANDING THE FOREGOING, NO RELEASE IS INTENDED WITH RESPECT TO CLAIMS THAT PURCHASER MAY HAVE AGAINST SELLER’S PREDECESSORS IN TITLE UNDER APPLICABLE LAW.

ARTICLE 16. MISCELLANEOUS PROVISIONS

16.1 Notices.

16.1.1 Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:

If to Seller:

CSH Partners, LLC

c/o C.V. Starr & Co, Inc.

399 Park Avenue

New York, New York 10022

Attn: Diane Yep

Fax: (212) 759.5548

Email: diane.yep@cvstarr.com

With a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173-1922

Attention: Elias Eliopoulos, Esq.

Fax: (212) 547-5444

Email: eeliopoulos@mwe.com

If to Purchaser:

Clearview Hotel Trust, Inc.

180 Newport Center Drive, Suite 178

Newport Beach, California 92660

Attn: Jon D. Kline

Fax: (949) 706-3444

Email: kline@clearviewhotelcapital.com

With a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: Gilbert G. Menna Esq. and Samuel L. Richardson, Esq.

Fax: (617) 570- 8591

Email: gmenna@goodwinprocter.com ; srichardson@goodwinprocter.com

16.1.2 Receipt of Notices. All Notices sent by a Party (or its counsel pursuant to Section 16.1.4) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 16.1.

16.1.3 Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 16.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 16.1.

16.1.4 Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

16.2 No Recordation. Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records.

16.3 Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

16.4 Assignment. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion. Notwithstanding the foregoing, upon prior written notice to Seller, Purchaser may designate any Affiliate as its nominee to receive title to the Property, or assign all of its right, title and interest in this Agreement to any Affiliate of Purchaser by providing written notice to Seller no later than five (5) Business Days prior to the Closing; provided, however, that (a) such Affiliate remains an Affiliate of Purchaser, (b) Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment, (c) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (i) provide that Purchaser and such designee or assignee shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement, (ii) provide that Purchaser and its designee or assignee agree to pay any additional transfer tax as a result of such designation or assignment, (iii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee or assignee as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iv) otherwise be in form and substance satisfactory to Seller and (d) such Assignee is approved by Manager as an assignee of the Management Agreement under Article X of the Management Agreement. For purposes of this Section 16.4, “Affiliate” shall include any direct or indirect member or shareholder of the Person in question, in addition to any Person that would be deemed an Affiliate pursuant to the definition of “Affiliate” under Section 1.1 hereof and not by way of limitation of such definition.

16.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

16.6 Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.

16.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

16.8 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

16.8.1 Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

16.8.2 All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

16.8.3 The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

16.8.4 Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

16.8.5 The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

16.8.6 The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

16.8.7 The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

16.9 Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

16.10 JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE STATE COURTS LOCATED IN BALTIMORE, MARYLAND OR THE APPLICABLE UNITED STATES DISTRICT COURT OF MARYLAND, AND SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS. NOTWITHSTANDING THE FOREGOING, PURCHASER SHALL HAVE THE RIGHT TO COMMENCE OR BRING ANY CLAIM, ACTION, SUIT OR PROCEEDING IN THE STATE WHERE THE PROPERTY IS LOCATED IF NECESSARY TO ENFORCE PURCHASER’S REMEDIES PURSUANT TO SECTION 13.1(c) HEREOF, AND SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN ANY COURT IN THE STATE OF LOUISIANA, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.

16.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT TO THE EXTENT ENFORCEABLE BY LAW.

16.12 Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

16.13 Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to the terms of this Agreement) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

16.14 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transaction described in this Agreement.

16.15 Amendments, Waivers and Termination of Agreement. No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

16.16 Not an Offer. The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.

16.17 Execution of Agreement. A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

16.18 Certain Terms Relating to Property Located in Louisiana. As used in this Agreement, the term “County” shall mean “Parish,” the terms “real property,” “real estate,” “realty,” or the like, will mean “immovable property” as that term is used in the Louisiana Civil Code and its jurisprudence, the terms “personal property,” “personalty,” and the like will mean “movable property” as that term is used in the Louisiana Civil Code and its jurisprudence, the terms “tangible” and “intangible” and the like will mean “corporeal” and “incorporeal” as those terms are used in the Louisiana Civil Code and its jurisprudence, the term “easement” will include “servitude,” as that term is used in the Louisiana Civil Code and its jurisprudence, the term “jointly and severally” will mean “solidarily” or “in solido” as that term is used in the Louisiana Civil Code and its jurisprudence, and the term “fee title” will mean a full, undivided, ownership interest.

[Signature page follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:

CSH Partners, LLC, a Delaware limited liability company

	By:	/s/ Peter G. Seeley
	Name:	Peter G. Seeley
	Its:	Executive Committee Member

PURCHASER:

Clearview Hotel Trust, Inc., a Maryland corporation

By:	/s/ Jon D. Kline
Name:	Jon D. Kline
Title:	Chief Executive Officer

Exhibit A

[RESERVED]

A-1

Exhibit B

FORM OF SELLER CLOSING CERTIFICATE

THIS SELLER CLOSING CERTIFICATE (this “Certificate”) is made by CSH Partners, LLC, a Delaware limited liability company (“Seller”), and delivered to Clearview Hotel Trust, Inc., a Maryland corporation (“Purchaser”), pursuant to that certain Purchase and Sale Agreement dated as of June 18, 2010 (the “Agreement”), between Seller and Purchaser. (All initial capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.)

Seller hereby states and certifies to Purchaser that:

(A) The representations and warranties of Seller under the Agreement (as the same may have been amended or supplemented by Seller pursuant to the Agreement) are true and correct as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not have a material adverse effect on the Business or prevent Seller from consummating the transaction described in the Agreement.

(B) Seller has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

Dated as of:

[Remainder of page intentionally left blank; Signatures on following page.]

B-1

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of the date first above written.

SELLER:

CSH Partners, LLC, a Delaware limited liability company

By:
Name:
Its:

B-2

Exhibit C

[RESERVED]

C-1

Exhibit D

FORM OF BILL OF SALE

THIS BILL OF SALE, is dated as of                                  (the “Effective Date”), from CSH Partners, LLC, a Delaware limited liability company (“Seller”), to Clearview Hotel Trust, Inc., a Maryland corporation (“Purchaser”).

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of June 18, 2010 (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Purchaser, among other things, that certain hotel located at 614 Canal Street, New Orleans, Louisiana 70130, and commonly known as the JW Marriott Hotel – New Orleans (the “Hotel”) and certain improved property immediately adjacent to the Hotel, including all FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties and Bookings, but expressly excluding the Excluded Property (collectively, the “Personal Property”), as provided in the Agreement. (All initial capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.)

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Seller hereby sells, assigns, transfers and conveys to Purchaser all of its right, title and interest in and to all of the Personal Property, and Purchaser hereby purchases and accepts all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.

2. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO PURCHASER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. Seller specifically waives, relinquishes and releases: (a) any vendor’s liens and mortgage which it has or may have with respect to or against the Property or any portion thereof by reason of this Bill of Sale or any agreements of Purchaser set out herein; and (b) any right under La. Civ. Code art. 2561, 2562, 2563, or 2564, or any other provision of Louisiana law to rescind, dissolve, or resolve the transfer of the Property or any portion thereof to Purchaser by reason of the failure of Purchaser to comply with any of the terms and conditions of this Bill of Sale Lease or any agreements by Purchaser set out herein or for any other reason whatsoever.

[Remainder of page intentionally left blank;

Signatures on following pages]

D-1

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

CSH Partners, LLC, a Delaware limited liability company

By:
Name:
Its:

Acknowledged and agreed:

PURCHASER:

Clearview Hotel Trust, Inc., a Maryland corporation

By:
Name: Jon D. Kline
Title: Chief Executive Officer

D-2

Exhibit E

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, LICENSES AND PERMITS (this “Agreement”) is made as of this      day of                  (the “Effective Date”), by and between CSH Partners, LLC, a Delaware limited liability company (“Assignor”), and Clearview Hotel Trust, Inc., a Maryland corporation (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of June 17, 2010 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, among other things, that certain hotel located at 614 Canal Street, New Orleans, Louisiana 70130, and commonly known as the JW Marriott Hotel – New Orleans (the “Hotel”). (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Tenant Leases, Equipment Leases set forth on Exhibit A to this Agreement, Operating Agreements set forth on Exhibit B to this Agreement, Plans and Specifications to the extent assignable, Licenses and Permits to the extent assignable, except to the extent any of the foregoing are not transferable to Assignee without consent which consent has not been obtained (collectively, the “Assigned Documents”), and the deposits thereunder to the extent the same are transferable (the “Deposits”), as provided in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment by Assignor. Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Documents and Deposits. Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents.

2. Acceptance and Assumption by Assignee. Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents and Deposits. Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Documents first arising from and after the date of this Agreement.

3. Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Assignor, Assignee and Indemnitees as expressly provided under the Purchase Agreement.

4. Entire Agreement; Amendments to Agreement. This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

6. Seller specifically waives, relinquishes and releases: (a) any vendor’s liens and mortgage which it has or may have with respect to or against the Property or any portion thereof by reason of this Assignment and Assumption of Leases, Contracts, Licenses and Permits or any agreements of Purchaser set out herein; and (b) any right under La. Civ. Code art. 2561, 2562, 2563, or 2564, or any other provision of Louisiana law to rescind, dissolve, or resolve the transfer of the Property or any portion thereof to Purchaser by reason of the failure of Purchaser to comply with any of the terms and conditions of this Assignment and Assumption of Leases, Contracts, Licenses and Permits or any agreements by Purchaser set out herein or for any other reason whatsoever.

[Remainder of page intentionally left blank; Signatures on following pages]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

CSH Partners, LLC, a Delaware limited liability company

By:
Name:
Its:

ASSIGNEE:

Clearview Hotel Trust, Inc., a Maryland corporation

By:
Name: Jon D. Kline
Title: Chief Executive Officer

Exhibit F

FORM OF PURCHASER CLOSING CERTIFICATE

THIS PURCHASER CLOSING CERTIFICATE (this “Certificate”) is made by Clearview Hotel Trust, Inc., a Maryland corporation (“Purchaser”) and delivered to CSH Partners, LLC, a Delaware limited liability company (“Seller”), pursuant to that certain Purchase and Sale Agreement dated as of June 17, 2010 (the “Agreement”), between Seller and Purchaser. All initial capitalized terms used, but not defined in this Certificate shall have the meaning set forth in the Agreement.

Purchaser hereby states and certifies to Seller that:

Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Purchaser, which resolutions authorize Purchaser’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.

1. The representations and warranties of Purchaser under the Agreement are true and correct in all material respects as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made).

2. Purchaser has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

Dated as of :             , 2010

F-1

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of the date first written above

PURCHASER:

Clearview Hotel Trust, Inc., a Maryland corporation

By:
Name: Jon D. Kline
Title: Chief Executive Officer

F-2

Exhibit G

FORM OF ACT OF CASH SALE AND ASSUMPTION OF MORTGAGE AND ASSIGNMENT AND

ASSUMPTION OF GROUND LEASE AND AIR SPACE LEASE

[SEE ATTACHED]

ACT OF CASH SALE AND	UNITED STATES OF AMERICA

ASSUMPTION OF MORTGAGE AND

ASSIGNMENT AND ASSUMPTION

OF GROUND LEASE AND

AIR SPACE LEASE

BY

CSH PARTNERS, LLC	STATE OF

TO	COUNTY OF

CLEARVIEW HOTEL TRUST, INC.	STATE OF

COUNTY OF

BE IT KNOWN, that before the undersigned Notaries Public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared:

CSH PARTNERS, LLC (“Seller”), a limited liability company organized and existing under the laws of the State of Delaware, having an employer identification number of                                 , having its principal place of business in Newport Beach, California, and having a mailing address of                                 , herein by and through by and through                                 , its                                 , duly authorized by a Resolution of the Members dated                                 , 2010, a certified copy of which is annexed hereto.

AND

CLEARVIEW HOTEL TRUST, INC. (“Purchaser”), a corporation organized and existing under the laws of the State of Maryland, having an employer identification number of                                 , having its principal place of business in Newport Beach, California, and having a mailing address of 180 Newport Center Drive, Suite 178, Newport Beach, California 92660, represented herein by and through Jon D. Kline, its Chief Executive Officer, duly authorized by a Resolution of the                                  dated                                 , 2010, a certified copy of which is annexed hereto.

Section 1. The Property. Seller, after being first duly sworn, declared that Seller does by these presents assign, sell, transfer, convey and deliver, with full substitution and subrogation in and to all rights and actions of warranty which said Seller has or may have against all preceding owners and vendors, to Purchaser, here present, accepting and purchasing for itself, its heirs, successors and assigns, and acknowledging due delivery and possession thereof, all and singular, all right, title and interest of Seller in and to following described property, to have and to hold such property unto Purchaser and Purchaser’s successors and assigns forever, to-wit:

(i) the lessee’s interest under that certain Ground Lease, together with all servitudes, advantages and appurtenances relating thereto or to the land covered thereby (collectively, the “Ground Lease”), by and between Richards Properties, Inc., as lessor (“Ground Lessor”) and Canal Street Hotels Limited Partnership (“Canal Street”), as lessee, dated May 28, 1982 and registered in COB 778-F, folio 835-846 with the Register of Conveyances of Orleans Parish, Louisiana, as amended by that certain Ground Lessor Agreement, dated and filed November 25, 1996, under N.A. 96-58036, registered in CIN 131899 and Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, and recorded under N.A. 96-59861, registered in CIN 132516 of the records of Orleans Parish, as assigned by Canal Street to LRP New Orleans Hotel Limited Partnership (“LRP”) pursuant to that certain Act of Cash Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated and filed on November 25, 1996, under N.A. 96-58035, registered in CIN 131898, as further assigned by LRP to LHO New Orleans LM, L.P. (“LHO”) pursuant to that certain Act of Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated July 27, 2000 and filed on August 1, 2000, under N.A. 2000-32792, registered in CIN 202382, as further assigned by LHO to CNL New Orleans Hotels, LP pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated April 11 and 17, 2003 and filed on April 23, 2003, under N.A. 2003-20816, registered in CIN 256900, as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by CNL New Orleans Hotels, LP to Ashford New Orleans LP dated as of April 10, 2007 and recorded under Notarial Archives No. 2007-34130 as CIN 350776 on May 31, 2007, as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by Ashford New Orleans LP to Seller dated as of                                  and recorded under Notarial Archives No.                                  as CIN                                  on                                 , all of the records of Orleans Parish covering the tracts or pieces of land located in the Parish of Orleans, State of Louisiana and more fully described in Exhibit A hereto (the “Leased Ground”), with this sale, transfer, conveyance and assignment including, without limitation, all of Seller’s right, title and leasehold interest in the Leased Ground granted in the Ground Lease, the right, if any, of Seller to exercise the right of first refusal described in Article XX of the Ground Lease, and all other rights granted to Seller therein;

(ii) the lessee’s interest under that certain Lease of Air Space (the “Air Space Lease”), by and between the City of New Orleans, as lessor (the “Air Space Lessor”) and Canal Street, as lessee, dated June 1, 1984 and registered on March 18, 1985, in COB 798-G, folio 515 with the Register of Conveyances of Orleans Parish, Louisiana, as assigned by Canal Street to LRP New Orleans Hotel Limited Partnership (“LRP”) pursuant to that certain Act of Cash Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated and filed on November 25, 1996, under N.A. 96-58035, registered in CIN 131898, as further assigned by LRP to LHO New Orleans LM, L.P. (“LHO”) pursuant to that certain Act of Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated July 27, 2000 and filed on August 1, 2000, under N.A. 2000-32792, registered in CIN 202382, as further assigned by LHO to CNL New Orleans Hotels, LP pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated April 11 and 17, 2003 and filed on April 23, 2003, under N.A. 2003-20816, registered in CIN 256900, as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by CNL New Orleans Hotels, LP to Ashford New Orleans LP dated as of April 10, 2007 and recorded under Notarial Archives No. 2007-34130 as CIN 350776 on May 31, 2007, as further assigned and assumed by that certain Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease by Ashford New Orleans LP to Seller dated as of                                  and recorded under Notarial Archives No.                                  as CIN                                 on                                 , all of the records of Orleans Parish; and

(iii) the buildings, structures, improvements and other constructions located on the Leased Ground, including without limitation the hotel thereon, and all component parts of those buildings, structures, improvements and other constructions (collectively, the “Improvements”); Seller’s interest in and under the Ground Lease and in and to the Leased Ground thereunder as described in (i) above, Seller’s interest in and under the Air Space Lease and Seller’s interest in the Improvements are hereinafter collectively referred to as the “Property”.

The Improvements bear the Municipal No. 614

Canal Street, New Orleans, Louisiana.

Section 2. Assumption of Ground Lease.

(A) Purchaser accepts the assignment of the Ground Lease and accepts and assumes covenants, conditions and stipulations of such Ground Lease arising from and after the date hereof and all of the rights and obligations of Seller (as lessee) thereunder arising from and after the date hereof, including without limitation the obligation to pay to Ground Lessor the monthly rents stipulated by the Ground Lease and to pay insurance premiums and taxes and assessments that may be levied upon the Property with respect to the period from and after the date hereof:

(B) Seller shall not be responsible to Ground Lessor under the Ground Lease for the performance of any covenants, conditions and obligations to be performed by the lessee thereunder on or after the date hereof.

Section 3. Assumption of Air Space Lease.

(A) Purchaser accepts the assignment of the Air Space Lease and accepts and assumes all covenants, conditions and stipulations of such Air Space Lease arising from and after the date hereof and all of the rights and obligations of Seller (as lessee) thereunder arising from and after the date hereof.

(B) Seller shall not be responsible to Air Space Lessor under the Air Space Lease for the performance of any covenants, conditions and obligations to be performed by the lessee thereunder on or after the date hereof.

Section 4. Purchase Price. This assignment, sale, transfer and conveyance by Seller to Purchaser of the Property is made and accepted for and in consideration of the price and sum of EIGHTY MILLION AND 00/100 DOLLARS ($80,000,000.00), in part payment and deduction whereof the present Purchaser has paid the sum of                                  AND 00/100 DOLLARS ($                    ), [in cash current money] of the United States of America, receipt of which amount the said Seller hereby acknowledges and grants full acquittance therefore unto the said Purchaser. [add REIT shares to the extent issued]

AND FOR THE BALANCE of said purchase price, to wit, the sum of                                  AND 00/100 DOLLARS ($                    ), the present Purchaser assumes, binds and obligates itself, its successors and assigns, to pay the full acquittance and discharge of the Seller herein of one certain debt (“Debt”) payable to the order of                                  (“Lender”), dated                 , 20    , in the original principal sum of                                  MILLION AND 00/100 DOLLARS ($    ,000,000.00), bearing interest as provided therein, which said Debt is secured with an Act of Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, in favor of                                                                  , and                                 , records of Orleans Parish, Louisiana, and Assignment of Leases and Rents, under                                                                   (All sometimes referred to as the “Loan Documents”).

Seller does hereby represent, acknowledge and confirm that as of the date hereof, the outstanding unpaid principal balance due on the debt is $                     and that interest has accrued at the rate of $                     per day from                                 , 2010. Said Purchaser does hereby bind itself to the full payment and discharge of said Debt and for all liabilities and obligations expressed in said Loan Documents described above.

PURCHASER EXPRESSLY ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THAT THIS ASSIGNMENT, SALE, TRANSFER AND CONVEYANCE BY SELLER TO PURCHASER OF THE PROPERTY IS MADE WITHOUT ANY WARRANTY OR RECOURSE WHATSOEVER EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN THE PURCHASE AND SALE AGREEMENT (AS DEFINED BELOW) OR ANY DOCUMENT DELIVERED AT CLOSING.

EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PURCHASE AND SALE AGREEMENT DATED AS OF JUNE     , 2010, BY AND SELLER AND PURCHASER (THE “PURCHASE AND SALE AGREEMENT”) ANY DOCUMENT DELIVERED AT CLOSING WITH RESPECT TO THE PROPERTY, PURCHASER ACKNOWLEDGES THAT AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY, OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, OR THE ABSENCE OF ANY REDHIBITORY OR OTHER DEFECTS, WHETHER OR NOT KNOWN TO SELLER, (B) THE INCOME DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, OR ANY OTHER INTENDED USE OF PURCHASER, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE

HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, INCLUDING ALL WARRANTIES OF TITLE OR PEACEABLE POSSESSION EXCEPT AS PERTAINS TO ACTS OF SELLER DURING ITS OWNERSHIP OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS, (I) ANY AND ALL WARRANTIES UNDER LA. CIV. CODE ART. 2475 AND LA CIV. CODE ARTS. 2477 THROUGH 2548 OR ANY OTHER PROVISION OF LAW, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY; AND PURCHASER HEREBY WAIVES ANY RIGHT TO MAKE ANY CLAIM BASED ON ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO MAKE ANY CLAIM AGAINST SELLER BASED ON THE VIOLATION OF ANY ENVIRONMENTAL LAWS. PURCHASER EXPRESSLY ACKNOWLEDGES THE FOREGOING AND WAIVES ANY AND ALL RIGHTS OR CAUSES OF ACTION THAT PURCHASER HAS OR MAY HAVE TO RESCIND OR RESOLVE THIS TRANSFER OR TO DEMAND A REDUCTION IN PURCHASE PRICE BASED UPON THE EXISTENCE OF ANY REDHIBITORY OR OTHER VICES, DEFECTS, OR OTHER DEFICIENCIES IN THE PROPERTY OR ANY IMPROVEMENTS, FIXTURES, OR EQUIPMENT FORMING A PART THEREOF, BASED UPON THE UNSUITABILITY OF THE PROPERTY OR ANY OF ITS COMPONENTS OR PARTS FOR PURCHASER’S INTENDED USE OR ANY OTHER USE, BASED UPON ANY EVICTION OF PURCHASER, IN WHOLE OR IN PART, OR BASED UPON ANY OTHER CLAIMED BREACH OF WARRANTY OR OTHER MATTER WHATSOEVER, THIS TRANSFER BEING OTHERWISE ENTIRELY AT PURCHASER’S SOLE PERIL AND RISK. ADDITIONALLY, EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE PURCHASE AND SALE AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE PURCHASE AND SALE AGREEMENT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY ON THE DATE HEREOF AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OF CLAIM OF CONTRIBUTION) ARISING PROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE PURCHASE AND SALE AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE PURCHASE AND SALE AGREEMENT. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE PURCHASE AND SALE AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS.

Section 5. Title Restrictions. Without in any way limiting the generality of the provisions of Section 4, Purchaser hereby expressly acknowledges that it accepts title to the Properly subject to all easements, agreements, restrictions, and reservations of record (the “Permitted Exceptions”). Reference to the Permitted Exceptions is made solely for informational purposes and is not to be construed as a renewal or recreation thereof in any manner whatsoever, and nothing contained in this act is intended or shall be construed as an acknowledgement of, or as an interruption of any prescription running against, any servitude, easement or restriction or other matter of record.

Section 6. Taxes; Certificates.

(A) By reference to the tax certificate annexed hereto, it appears that all taxes for 2007 and for years prior to 2007 have been paid. All taxes which shall become due for the year 2008 and subsequent years shall be the obligation of Purchaser.

(B) The parties hereto specifically waive the production and annexation of mortgage and conveyance certificates of the Recorder of Mortgages and Register of Conveyances in and for the Parish of Orleans, and the parties hereby relieve and release the undersigned Notary Public from all responsibility and liability in connection therewith.

(C) Pursuant to the requirements of La. R.S. §9:2721(B), tax statements should be addressed to Purchaser as follows:

Clearview Hotel Trust, Inc.

180 Newport Center Drive, Suite 178

Newport Beach, California 92660

Attn: Jon Kline

Section 7. Counterparts. This instrument may be executed in counterparts, each of which shall be fully effective as an original and which together shall constitute a single instrument.

Section 8. Certain Waivers. Seller specifically waives, relinquishes and releases: (a) any vendor’s liens and mortgage which it has or may have with respect to or against the Property or any portion thereof by reason of this Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease or any agreements of Purchaser set out herein; and (b) any right under La. Civ. Code art. 2561, 2562, 2563, or 2564, or any other provision of Louisiana law to rescind, dissolve, or resolve the transfer of the Property or any portion thereof to Purchaser by reason of the failure of Purchaser to comply with any of the terms and conditions of this Act of Cash Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease or any agreements by Purchaser set out herein or for any other reason whatsoever.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

THUS DONE AND PASSED in the County of                     , State of                     , on this      day of                     , 2010, in the presence of the undersigned competent witnesses who have hereunto signed their names with appearers and me, Notary Public, after due reading of the whole.

WITNESSES:	SELLER:

CSH PARTNERS, LLC
Print Name:	a Delaware limited liability company

By:
Name:
Print Name:	Its:

Notary Public (SEAL)

THUS DONE AND PASSED in the County of Orange, State of California, on this      day of                 , 2010 in the presence of the undersigned competent witnesses who have hereunto signed their names with appearers and me, Notary Public, after due reading of the whole.

WITNESSES:	PURCHASER:

CLEARVIEW HOTEL TRUST, INC.,
Print Name:	a Maryland corporation

By:
Name: Jon D. Kline
Print Name:	Title: Chief Executive Officer

Notary Public (SEAL)

EXHIBIT “A”

LEASEHOLD PARCEL 1

(Hotel)

That certain leasehold interest created pursuant to the Ground Lease between Richard Properties, Inc., (lessor) and Canal Street Hotels Limited Partnership (lessee) dated May 28, 1982, recorded as N.A. 453304 in COB 778-F, Folio 835-846 on May 28, 1982; as amended by Act of Deposit of Ground Lease Agreement dated November 25, 1996, recorded as N.A. 96-58036 as CIN 131899 in COB 958, Folio 215 on November 25, 1996; arid as further amended by Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, recorded as N.A. 96-59861 as CIN 132516 on December 10, 1996 (collectively, the “Ground Lease”), affecting the property more fully described as Tracts 1—8 as follows;

Tract 1

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans, in Square No. 170, bounded by Canal, Common, St. Charles and Camp Streets, which said portion of ground is designated by the letter “A’ and is shown arid delineated on a certain sketch and certificate of survey made by E.L. Eustis, Deputy City Surveyor, dated 5/28/25, a blue print of which is annexed for reference to the petition for sale by the Succession of Mrs. J.C. Story, No. 170232 of the Civil District Court for the Parish of Orleans. According to said survey, said portion of ground begins at a distance of 70 feet 8 inches from the corner of Canal and Camp Streets, and has a frontage on Canal Street of 37 feet, 4 inches and 4 lines, by a first depth on the side nearer Camp Street of 126 feet, 3 inches and 4 lines and a second depth on said line of 63 feet, 9 inches. Thence said portion of ground measures 58 feet, 6 inches and 5 lines on a line parallel to Common Street and running in the direction of St. Charles Street and thence has a further depth of 79 feet, 1 inch to the line of Common Street; and said lot has a frontage of 10 feet, 5 inches, 1 line on Common Street. And on the side nearer to St. Charles Street, said portion of ground has a first depth of 126 feet, 3 inches and 4 lines: then widens on an oblique line running in the direction of St. Charles Street 32 feet and 1 inch, and on said line a further depth of 149 feet, 6 inches and 3 lines, to the line of Common Street, all measurements being more or less according to existing boundaries and lines. The ownership of that portion constituting an alley, as shown on said plan (said alley having a frontage of 10 feet, 5 inches and 1 line on Common Street by a depth between parallel lines of 79 feet and 1 inch, all more or less) belonging to the deceased only up to a height of 15 feet above the banquette or sidewalk on Common Street as appears from an act before James Fahey, a late Notary Public in the City of New Orleans, on 7/18/1892, duly recorded in the conveyance office for the Parish of Orleans in Book 145, Folio 236.

The buildings and improvements thereon were designated by the municipal numbers 610-612 Canal Street and were known as the Tudor Theatre Building.

Tract 2

TWO CERTAIN PIECES OR PORTIONS OF GROUND, together with all the buildings and improvements thereon, which said improvements comprised the building once know as the Globe Theatre, and said two lots of ground are situated in the First District of the City of New Orleans, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets.

One of said lots measures in American measure 30 feet front on Canal Street by a depth in French Measure of 118 feet, between equal and parallel lines, being bounded on the side towards St. Charles Street by the property of the Canal Bank & Trust Company (formerly the German-American National Bank) and on the Camp Street side by the property formerly belonging to Benjamin Story,

The other lot is a triangular one, being in the rear and adjacent to the lot above described, designated by the Letters A, B and C on a plan by C. A Hadin, Surveyor, dated 2/17/1854 and annexed to an act before H.B. Cenas, late Notary Public, dated 2/18/1854, and measures in American measure 5 feet 8 inches on the base line AC (dividing it from the property formerly owned by Mechanics & Traders Bank) 28 feet, 3 inches and 1 line on the AB and 29 feet, 5 inches on the line BC.

Said property is further described as follows:

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets, and commences at a point 107 feet, 10 inches and 5 lines from the corner of Camp and Canal Streets and measures thence on the side line towards Camp Street and in the direction of Common Street, 126 feet, 5 inches and 1 line; thence 32 feet, 5 lines in the rear, thence 6 feet, 6 lines in the direction of Canal Street; thence at an angle in the direction of Camp Street 2 feet, 6 inches, thence at right angles in the direction of Canal Street and on the side line towards St. Charles Street, 126 feet, 9 inches, 3 lines; thence 30 feet, 4 lines front on Canal Street to the point of beginning, all in accordance with plan of survey dated 5/02/30 by Frank H. Waddill, Civil Engineer, a blue print a which plan is annexed to an act before Dufour Bayle, Notary Public, dated 5/30/30.

Tract 3

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans in Square No. 170, bounded by Canal, Camp, Common and St. Charles Streets, which said portion of ground commences at a distance of 115 feet, 2 inches, 1 line from the corner of Canal and St. Charles Streets, and measures thence 37 feet, 8 inches, front on Canal Street by a first depth on the side line nearer Camp Street of 126 feet, 9 inches, 3 lines to a point, at which point said lot narrows 2 feet, 6 inches, thence a further depth of 51 feet, 4 inches 4 lines to the rear of said property; thence across the rear of said property a distance of 39 feet, 1 inch, 4 lines to a point; thence on a line running toward Canal Street a distance of 15 feet, 4 inches, 4 lines to a point; thence running on a line towards St. Charles Street a distance of 2 feet, 10 inches, 4 lines to a point; thence running on a line towards Canal Street a distance of 6 feet, 6 inches to a point; thence running to St. Charles Street a distance of 97 feet, 5 inches, 4 lines;

thence running along St. Charles Street towards Canal Street a distance of 10 feet, 3 inches, 4 lines; thence running on a line in the direction towards Camp Street a distance of 91 feet, 11 inches 4 lines to a point; thence running on a line towards Canal Street a distance of 149 feet, 11 inches, 5 lines to the point of beginning, all in accordance with a blue print of survey made by Frank H. Waddil, C.E., dated 11/14/28, a blue print of which is annexed to the act before Louis L. Rosen, Notary Public, dated 11/28/28, recorded in COB 439, Folio 660.

Tract 4

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Camp, Canal, Common and St. Charles Streets, designated by the No. 19 on a plan of the City Surveyor, dated 2/23/1820, deposited in the office of M. DeArmas, late Notary Public, and measures 35 feet, one inch, 7 lines front on Camp Street, 35 feet, 5 inches in width in the rear, by a depth of 115 feet, 1 inch on the side line towards Common Street and 109 feet, 9 inches and I line on the side line towards Canal Street.

The property bears municipal number 119-21 Camp Street.

Tract 5

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets. Said lot is designated by the Letter “A” on a sketch made by R.P. Rordam, C.E., dated 6/3/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P. referred to below, which said lot begins at a distance of 125 feet, 11 inches, 7 lines from the corner of Common and Camp Street and measures thence 59 feet, 2 inches, 5 lines front on Common Street, by a depth of 78 feet, 8 inches, 4 lines on the side towards Camp Street and 79 feet, 1 inch on the other side, and 59 feet, 2 inches, 5 lines on the rear line , but at a height of 15 feet above the present banquette, said lot widens so as to measure 69 feet, 10 inches, 1 line front on Common Street, the same width in the rear, by 78 feet, 8 inches, 4 lines on the side line towards Camp Street, and 79 feet, 1 inch, 4 lines on the other side line. Said lot of ground being composed on the ground floor of parts of Lots One and Two and on the upper floor of the whole of Lots One and Two over said alley. The side walls on the upper floor are common walls. The side wall towards Camp Street and rear wall on ground floor are also common walls.

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets, designated as an alley on a print of survey by R.P. Rordam, Surveyor, dated 6/03/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P., referred to below, which lies at a distance of 185 feet, 2 inches, 4 lines from the corner of Common and Camp Streets and measures thence 9 feet, 9 inches, 4 lines (more or less) front on Common Street by a depth of 79 feet, 1 inch between equal and parallel lines more or less, which alley extends only to a height of 15 feet from the banquette or to the second floor of the building erected above the alley.

Tract 6

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, which said portion of ground commences at a point on Common Street 102 feet, 7 inches, 8 lines from the corner of Common and St. Charles Streets and measures 45 feet, 3 inches, 0 lines front on Common Street, actual measurement (45 feet, 8 inches title); thence a depth on the sideline nearest Camp Street in the direction of Canal Street of 103 feet, 2 inches, 4 lines actual measurement (103 feet, 3 inches, 4 lines title); by a width in the rear of 42 feet, 0 inches, 6 lines actual measurement (44 feet, 0 inches, 2 lines title): thence a depth on the opposite side line nearest St. Charles Street to the point of beginning of 106 feet, 1 inch, 0 lines actual measurement (103 feet, 3 inches, 4 lines title) all as is more fully shown on a sketch of survey made by W.J. & G.J. Seghers, Deputy City Surveyors, dated 8/25/28, a copy of which is attached to the act of 11/12/30 before Dufour Bayle, N.P., recorded COB 459, Folio 173.

The property bears municipal numbers 629-31 Common Street.

Tract 7

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the Parish of Orleans, State of Louisiana, in that part thereof being the First District of the City of New Orleans, designated as Lot “D”, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, Lot D measures 22 feet, 9 inches, 4 lines on Common Street by a depth of 70 feet, 10 inches (71 feet, 2 inches, 3 lines actual) on the side line nearest to St. Charles Street; on the side nearest to Camp Street adjoining Lot “C”, it has a first depth of 59 feet (56 feet, 9 inches, 7 lines actual) to Common Street and running towards Camp Street 4 feet, 6 inches (4 feel, 8 inches, 4 lines actual) then on a line parallel to the side lines it has a second depth of 8 feet, 1 inch (7 feet, 2 inches actual) then on a line parallel to the rear line and running towards Camp Street, it measures 5 feet, 2 inches, 4 lines (5 feet, 2 inches 6 lines actual) then on a line perpendicular to said real line, it has a last depth of 8 feet (8 feet, 4 inches, 1 line actual) where it meets the said rear line on which it measures 31 feet, 6 inches (31 feet, 1 inch, 6 lines actual) all more or less in American measure, as shown on survey by P.C. Gandolfo, Jr., Surveyor, dated 1/25/65.

Tract 8

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, designated as Lot “C”, Square 170, bounded by Camp, Canal, Common and St. Charles Streets and measures 22 feet, 9 inches, 4 lines front on Common Street, by a depth on the side nearest to St. Charles Street of 57 feet, 7 inches at which depth said portion narrows at right angles 4 feet, 6 inches then has a second depth of 7 feet, 2 inches on a parallel line to the first depth line and from there on an oblique line running towards Camp Street, a third depth of 5 feet, 9 inches. A first depth on the other side nearest to Camp Street of 60 feet, 7 inches and measures at right angles 9 feet, 3 inches, 4 lines from there, also at right angles, a second depth of 6 feet,

11 inches, 3 lines and a width on the rear line of 3 feet, 3 lines. All in the First District of the City of New Orleans, Parish of Orleans, State of Louisiana.

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 8/18/00, Tracts 1 through 8, inclusive, are collectively and more particularly described as follows:

Commence at the intersection of the west right of way line on Camp Street and the south right of way line of Canal Street;

Thence N 52° 40’ 17” W along the south right of way line of Canal Street a distance of 70 feet, 7 inches, 3 lines actual (70 feet, 8 inches, 0 lines title) to the point of beginning;

Thence S 37° 29’ 08” W a distance of 126 feet, 5 inches, 5 lines actual (126 feet, 3 inches, 4 lines title) to a point;

Thence S 24° 47’ 42” W a distance of 35 feet, 6 inches, 1 line to a point;

Thence S 71° 15’ 58” E a distance of 110 feet, 6 inches, 7 lines actual (109 feet, 9 inches, 1 line title) to a point on the west right of way line of Camp Street;

Thence S 19° 03’ 43” W along the west right of way line of Camp Street, a distance of 35 feet, 1 inch, 7 lines to a point;

Thence N 71° 23’ 39” W a distance of 83 feet, 10 inches, 7 lines to a point;

Thence S 15° 26’ 16” W a distance of 7 feet, 10 inches, 3 lines actual (8 feet title) to a point;

Thence S 02° 59’ 22” E a distance of 4 feet to a point;

Thence S 27° 00’ 38” W a distance of 6 feet, 11 inches, 3 lines to a point;

Thence S 62° 59’ 22” E a distance of 9 feet, 3 inches, 4 lines to a point;

Thence S 27° 00’ 38” W a distance of 61 feet actual (60 feet, 7 inches title) to a point on the north right of way line of Common Street;

Thence N 62° 58’ 37” W along the north right of way line of Common Street a distance of 160 feet, 3 inches, 3 lines actual (160 feet, 3 inches, 1 line title) to a point;

Thence N 28° 30’ 42” E a distance of 105 feet, 9 inches, 6 lines actual (103 feet, 3 inches, 4 lines title) to a point;

Thence S 59° 02’ 35” E a distance of 2 feet, 8 inches actual (2 feet, 11 inches, 2 lines title) to a point;

Thence N 31° 04’ 43” E a distance of 18 feet, 11 inches, 6 lines actual (15 feet, 4 inches, 4 lines title) to a point;

Thence N 58° 55’ 17” W a distance of 2 feet, 10 inches, 4 lines to a point;

Thence N 31° 04’ 43” E a distance of 3 feet, 0 inches, 2 lines actual (6 feet, 6 inches, 0 lines title) to a point;

Thence N 58° 55’ 17”‘ W a distance of 97 feet, 5 inches, 4 lines to a point on the east right of way line of St. Charles Avenue;

Thence N 31° 04’ 43” E along the east right of way line of St. Charles Avenue a distance of 10 feet, 3 inches, 4 lines to a point;

Thence S 58° 55’ 17” E a distance of 97 feet, 11 inches, 4 lines to a point;

Thence N 37° 25’ 01” E a distance of 149 feet, 8 inches, 5 lines actual (140 feet, 11 inches, 5 lines title) to a point on the south right of way line of Canal Street;

Thence S 52° 40’ 17” E along the south right of way line of Canal Street a distance of 105 feet, 1 inch, 1 line to the point of beginning;

Containing 38,349.19 square feet or 0.88 acres.

LEASEHOLD PARCEL II

(Air Rights Lease)

That certain leasehold interest created pursuant to the Lease of Airspace by City of New Orleans to Canal Street Limited Partnership dated June 1, 1984, recorded as N.A. 592908 in COB 798-G, Folio 515 on March 18, 1985, affecting the following described property:

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 6/16/00, the property over which the airspace is located is more particularly described as a certain piece or portion of ground situated in the First Municipal District of New Orleans, State of Louisiana, and being a portion of the Canal Street right of way adjoining Square 170, to-wit:

Commence at the east right of way line of St. Charles Avenue and the south right of way line of Canal Street;

Thence along said right of way line of Canal Street, S 52° 40’ 17” E a distance of 122 feet, 3 inches 4 lines to the point of beginning;

Thence N 37° 19’ 43” E a distance of 6 feet, 8 inches, 1 line to a point;

Thence S 52° 43’ 58” E a distance of 83 feet, 10 inches, 2 lines to a point;

Thence S 37° 19’ 43” W a distance of 6 feet, 9 inches, 2 lines to a point;

Thence N 52° 40’ 17” W a distance of 83 feet, 10 inches, 2 lines to the point of beginning.

Containing 563.89 square feet.

Said envelope of airspace shall begin at an elevation of 13 feet, 7 inches above the sidewalk and terminate 46 feet, 2 inches above the sidewalk.

NOTE: DESIGNATION OF TRACTS OF LAND AS LEASEHOLD PARCEL I (Tracts 1-8) AND LEASEHOLD PARCEL II ARE FOR CONVENIENCE ONLY AND DO NOT REFLECT ANY OFFICIAL DESIGNATION OP RECORD.

Exhibit H

FORM OF GROUND LEASE ESTOPPEL AND CONSENT

                    , 2010

Clearview Hotel Trust, Inc.

180 Newport Center Drive, Suite 178

Newport Beach, California 92660

Attn: Jon D. Kline

Re: New Orleans Hotel

Ladies and Gentlemen:

The undersigned are the successors to lessors under a Ground Lease by and between Richards Properties, Inc., as lessor (“Ground Lessor”) and Canal Street Hotels Limited Partnership (“Canal Street”), as lessee, dated May 28, 1982 and registered in COB 778-F folio 835-846 with the Register of Conveyances of Orleans Parish, Louisiana, as amended by that certain Ground Lessor Agreement, dated and filed November 25, 1996, under N.A. 96-58036, registered in CIN 131899 and Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, recorded under N.A. 96-59861, registered in CIN 132516 of the records of Orleans Parish, as assigned by Canal Street to LRP New Orleans Hotel Limited Partnership (“LRP”) pursuant to that certain Act of Cash Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated and filed on November 25, 1996, under N.A. 96-58035, registered in CIN 131898, as further assigned by LRP to LHO New Orleans LM, L.P. (“LHO”) pursuant to that certain Act of Sale and Assignment and Assumption of Ground Lease and Air Space Lease dated July 27, 2000 and filed on August 1, 2000, under N.A. 2000-32792, registered in CIN 202382, both of the records of Orleans Parish, as further assigned by LHO to CNL New Orleans Hotel, LP (“CNL”), pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated April 11 and 17, 2003, and filed on April 23, 2003, under N.A. 2003-20816, registered in CIN 256900, as further assigned by CNL to Ashford New Orleans, LP (“Ashford”), pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated April 10, 2007, and recorded under Notarial Archives No. 2007-34130 as CIN 350776 on May 31, 2007, and as further assigned by Ashford to CSH Partners, LLC (“Seller”), pursuant to that certain Act of Sale and Assumption of Mortgage and Assignment and Assumption of Ground Lease and Air Space Lease dated                     , and recorded under Notarial Archives No.                      as CIN                      on                     , 20    , covering the tracts or pieces of land located in the Parish of Orleans, State of Louisiana and more fully described in Exhibit A hereto (collectively, the “Ground Lease”), pursuant to which the hotel located at 614 Canal Street in New Orleans, Louisiana (the “Hotel”) is situated. The undersigned understands that the leasehold interest in the Hotel is being sold by Seller to Clearview Hotel Trust, Inc. (“Assignee”). In connection therewith, the undersigned hereby certifies and affirms to Assignee and its successors and assigns as follows:

1. Except as recited above, the Ground Lease has not been modified or amended and is in full force and effect.

2. To the undersigned’s knowledge, the Seller is not in material default under the Ground Lease and no notice of default has been sent by Ground Lease to Seller which remains uncured.

3. All payments due and payable to the undersigned under the Ground Lease have been paid in full through the date hereof, and there are no outstanding amounts currently owed under the Ground Lease.

4. The current annual rental payable to Ground Lessor under the Ground Lease is $            .

[SIGNATURE PAGE FOLLOWS]

The undersigned understands that Assignee will be purchasing the Hotel and assuming the Ground Lease in reliance on this Estoppel Certificate (herein so called) and that the undersigned will be bound by the terms of this Estoppel Certificate. This Estoppel Certificate shall be binding on undersigned and its successors and assigns and shall inure to the benefit of Seller, Assignee, its mortgagees and their successors and assigns.

Very truly yours,

RICHARDS CANAL STREET PROPERTY, L.L.C.

By:
William G. Richards, Manager

Ellenor R. Clay, Manager

Ernest V. Richards, IV, Manager

Sally E. Richards, Individually

EXHIBIT A

LEGAL DESCRIPTION

LEASEHOLD PARCEL 1

(Hotel)

That certain leasehold interest created pursuant to the Ground Lease between Richard Properties, Inc., (lessor) and Canal Street Hotels Limited Partnership (lessee) dated May 28, 1982, recorded as N.A. 453304 in COB 778-F, Folio 835-846 on May 28, 1982; as amended by Act of Deposit of Ground Lease Agreement dated November 25, 1996, recorded as N.A. 96-58036 as CIN 131899 in COB 958, Folio 215 on November 25, 1996; arid as further amended by Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, recorded as N.A. 96-59861 as CIN 132516 on December 10, 1996 (collectively, the “Ground Lease”), affecting the property more fully described as Tracts 1 - 8 as follows;

Tract 1

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans, in Square No. 170, bounded by Canal, Common, St. Charles and Camp Streets, which said portion of ground is designated by the letter “A” and is shown arid delineated on a certain sketch and certificate of survey made by E.L. Eustis, Deputy City Surveyor, dated 5/28/25, a blue print of which is annexed for reference to the petition for sale by the Succession of Mrs. J.C. Story, No. 170232 of the Civil District Court for the Parish of Orleans. According to said survey, said portion of ground begins at a distance of 70 feet 8 inches from the corner of Canal and Camp Streets, and has a frontage on Canal Street of 37 feet, 4 inches and 4 lines, by a first depth on the side nearer Camp Street of 126 feet, 3 inches and 4 lines and a second depth on said line of 63 feet, 9 inches. Thence said portion of ground measures 58 feet, 6 inches and 5 lines on a line parallel to Common Street and running in the direction of St. Charles Street and thence has a further depth of 79 feet, 1 inch to the line of Common Street; and said lot has a frontage of 10 feet, 5 inches, 1 line on Common Street. And on the side nearer to St. Charles Street, said portion of ground has a first depth of 126 feet, 3 inches and 4 lines: then widens on an oblique line running in the direction of St. Charles Street 32 feet and 1 inch, and on said line a further depth of 149 feet, 6 inches and 3 lines, to the line of Common Street, all measurements being more or less according to existing boundaries and lines. The ownership of that portion constituting an alley, as shown on said plan (said alley having a frontage of 10 feet, 5 inches and 1 line on Common Street by a depth between parallel lines of 79 feet and 1 inch, all more or less) belonging to the deceased only up to a height of 15 feet above the banquette or sidewalk on Common Street as appears from an act before James Fahey, a late Notary Public in the City of New Orleans, on 7/18/1892, duly recorded in the conveyance office for the Parish of Orleans in Book 145, Folio 236.

The buildings and improvements thereon were designated by the municipal numbers 610-612 Canal Street and were known as the Tudor Theatre Building.

Tract 2

TWO CERTAIN PIECES OR PORTIONS OF GROUND, together with all the buildings and improvements thereon, which said improvements comprised the building once know as the Globe Theatre, and said two lots of ground are situated in the First District of the City of New Orleans, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets.

One of said lots measures in American measure 30 feet front on Canal Street by a depth in French Measure of 118 feet, between equal and parallel lines, being bounded on the side towards St. Charles Street by the property of the Canal Bank & Trust Company (formerly the German-American National Bank) and on the Camp Street side by the property formerly belonging to Benjamin Story,

The other lot is a triangular one, being in the rear and adjacent to the lot above described, designated by the Letters A, B and C on a plan by C. A Hadin, Surveyor, dated 2/17/1854 and annexed to an act before H.B. Cenas, late Notary Public, dated 2/18/1854, and measures in American measure 5 feet 8 inches on the base line AC (dividing it from the property formerly owned by Mechanics & Traders Bank) 28 feet, 3 inches and 1 line on the AB and 29 feet, 5 inches on the line BC.

Said property is further described as follows:

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets, and commences at a point 107 feet, 10 inches and 5 lines from the corner of Camp and Canal Streets and measures thence on the side line towards Camp Street and in the direction of Common Street, 126 feet, 5 inches and 1 line; thence 32 feet, 5 lines in the rear, thence 6 feet, 6 lines in the direction of Canal Street; thence at an angle in the direction of Camp Street 2 feet, 6 inches, thence at right angles in the direction of Canal Street and on the side line towards St. Charles Street, 126 feet, 9 inches, 3 lines; thence 30 feet, 4 lines front on Canal Street to the point of beginning, all in accordance with plan of survey dated 5/02/30 by Frank H. Waddill, Civil Engineer, a blue print a which plan is annexed to an act before Dufour Bayle, Notary Public, dated 5/30/30.

Tract 3

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans in Square No. 170, bounded by Canal, Camp, Common and St. Charles Streets, which said portion of ground commences at a distance of 115 feet, 2 inches, 1 line from the corner of Canal and St. Charles Streets, and measures thence 37 feet, 8 inches, front on Canal Street by a first depth on the side line nearer Camp Street of 126 feet, 9 inches, 3 lines to a point, at which point said lot narrows 2 feet, 6 inches, thence a further depth of 51 feet, 4 inches 4 lines to the rear of said property; thence across the rear of said property a distance of 39 feet, 1 inch, 4 lines to a point; thence on a line running toward Canal Street a distance of 15 feet, 4 inches, 4 lines to a point; thence running on a line towards

St. Charles Street a distance of 2 feet, 10 inches, 4 lines to a point; thence running on a line towards Canal Street a distance of 6 feet, 6 inches to a point; thence running to St. Charles Street a distance of 97 feet, 5 inches, 4 lines; thence running along St. Charles Street towards Canal Street a distance of 10 feet, 3 inches, 4 lines; thence running on a line in the direction towards Camp Street a distance of 91 feet, 11 inches 4 lines to a point; thence running on a line towards Canal Street a distance of 149 feet, 11 inches, 5 lines to the point of beginning, all in accordance with a blue print of survey made by Frank H. Waddil, C.E., dated 11/14/28, a blue print of which is annexed to the act before Louis L. Rosen, Notary Public, dated 11/28/28, recorded in COB 439, Folio 660.

Tract 4

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Camp, Canal, Common and St. Charles Streets, designated by the No. 19 on a plan of the City Surveyor, dated 2/23/1820, deposited in the office of M. DeArmas, late Notary Public, and measures 35 feet, one inch, 7 lines front on Camp Street, 35 feet, 5 inches in width in the rear, by a depth of 115 feet, 1 inch on the side line towards Common Street and 109 feet, 9 inches and I line on the side line towards Canal Street.

The property bears municipal number 119-21 Camp Street.

Tract 5

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets. Said lot is designated by the Letter “A” on a sketch made by R.P. Rordam, C.E., dated 6/3/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P. referred to below, which said lot begins at a distance of 125 feet, 11 inches, 7 lines from the corner of Common and Camp Street and measures thence 59 feet, 2 inches, 5 lines front on Common Street, by a depth of 78 feet, 8 inches, 4 lines on the side towards Camp Street and 79 feet, 1 inch on the other side, and 59 feet, 2 inches, 5 lines on the rear line , but at a height of 15 feet above the present banquette, said lot widens so as to measure 69 feet, 10 inches, 1 line front on Common Street, the same width in the rear, by 78 feet, 8 inches, 4 lines on the side line towards Camp Street, and 79 feet, 1 inch, 4 lines on the other side line. Said lot of ground being composed on the ground floor of parts of Lots One and Two and on the upper floor of the whole of Lots One and Two over said alley. The side walls on the upper floor are common walls. The side wall towards Camp Street and rear wall on ground floor are also common walls.

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets, designated as an alley on a print of survey by R.P. Rordam, Surveyor, dated 6/03/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P., referred to below, which lies at a distance of 185 feet, 2 inches, 4 lines from the corner of Common and Camp Streets and measures thence 9 feet, 9 inches, 4 lines (more or less)

front on Common Street by a depth of 79 feet, 1 inch between equal and parallel lines more or less, which alley extends only to a height of 15 feet from the banquette or to the second floor of the building erected above the alley.

Tract 6

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, which said portion of ground commences at a point on Common Street 102 feet, 7 inches, 8 lines from the corner of Common and St. Charles Streets and measures 45 feet, 3 inches, 0 lines front on Common Street, actual measurement (45 feet, 8 inches title); thence a depth on the sideline nearest Camp Street in the direction of Canal Street of 103 feet, 2 inches, 4 lines actual measurement (103 feet, 3 inches, 4 lines title); by a width in the rear of 42 feet, 0 inches, 6 lines actual measurement (44 feet, 0 inches, 2 lines title): thence a depth on the opposite side line nearest St. Charles Street to the point of beginning of 106 feet, 1 inch, 0 lines actual measurement (103 feet, 3 inches, 4 lines title) all as is more fully shown on a sketch of survey made by W.J. & G.J. Seghers, Deputy City Surveyors, dated 8/25/28, a copy of which is attached to the act of 11/12/30 before Dufour Bayle, N.P., recorded COB 459, Folio 173.

The property bears municipal numbers 629-31 Common Street.

Tract 7

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the Parish of Orleans, State of Louisiana, in that part thereof being the First District of the City of New Orleans, designated as Lot “D”, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, Lot D measures 22 feet, 9 inches, 4 lines on Common Street by a depth of 70 feet, 10 inches (71 feet, 2 inches, 3 lines actual) on the side line nearest to St. Charles Street; on the side nearest to Camp Street adjoining Lot “C”, it has a first depth of 59 feet (56 feet, 9 inches, 7 lines actual) to Common Street and running towards Camp Street 4 feet, 6 inches (4 feel, 8 inches, 4 lines actual) then on a line parallel to the side lines it has a second depth of 8 feet, 1 inch (7 feet, 2 inches actual) then on a line parallel to the rear line and running towards Camp Street, it measures 5 feet, 2 inches, 4 lines (5 feet, 2 inches 6 lines actual) then on a line perpendicular to said real line, it has a last depth of 8 feet (8 feet, 4 inches, 1 line actual) where it meets the said rear line on which it measures 31 feet, 6 inches (31 feet, 1 inch, 6 lines actual) all more or less in American measure, as shown on survey by P.C. Gandolfo, Jr., Surveyor, dated 1/25/65.

Tract 8

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, designated as Lot “C”, Square 170, bounded by Camp, Canal, Common and St. Charles Streets and measures 22 feet, 9 inches, 4 lines front on Common Street, by a depth on the side nearest to St. Charles Street of 57 feet, 7 inches at which depth said portion narrows at right angles 4 feet, 6 inches then has a second depth of 7 feet, 2 inches on a parallel line to the first depth line and from there on an oblique line running towards Camp Street, a third depth of 5 feet, 9 inches. A first depth on the other side nearest to Camp Street of 60 feet, 7 inches and measures at right angles 9 feet, 3 inches, 4 lines from there, also at right angles, a second depth of 6 feet, 11 inches, 3 lines and a width on the rear line of 3 feet, 3 lines. All in the First District of the City of New Orleans, Parish of Orleans, State of Louisiana.

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 8/18/00, Tracts 1 through 8, inclusive, are collectively and more particularly described as follows:

Commence at the intersection of the west right of way line on Camp Street and the south right of way line of Canal Street;

Thence N 52° 40’ 17” W along the south right of way line of Canal Street a distance of 70 feet, 7 inches, 3 lines actual (70 feet, 8 inches, 0 lines title) to the point of beginning;

Thence S 37° 29’ 08” W a distance of 126 feet, 5 inches, 5 lines actual (126 feet, 3 inches, 4 lines title) to a point;

Thence S 24° 47’ 42” W a distance of 35 feet, 6 inches, 1 line to a point;

Thence S 71° 15’ 58” E a distance of 110 feet, 6 inches, 7 lines actual (109 feet, 9 inches, 1 line title) to a point on the west right of way line of Camp Street;

Thence S 19° 03’ 43” W along the west right of way line of Camp Street, a distance of 35 feet, 1 inch, 7 lines to a point;

Thence N 71° 23’ 39” W a distance of 83 feet, 10 inches, 7 lines to a point;

Thence S 15° 26’ 16” W a distance of 7 feet, 10 inches, 3 lines actual (8 feet title) to a point;

Thence S 02° 59’ 22” E a distance of 4 feet to a point;

Thence S 27° 00’ 38” W a distance of 6 feet, 11 inches, 3 lines to a point;

Thence S 62° 59’ 22” E a distance of 9 feet, 3 inches, 4 lines to a point;

Thence S 27° 00’ 38” W a distance of 61 feet actual (60 feet, 7 inches title) to a point on the north right of way line of Common Street;

Thence N 62° 58’ 37” W along the north right of way line of Common Street a distance of 160 feet, 3 inches, 3 lines actual (160 feet, 3 inches, 1 line title) to a point;

Thence N 28° 30’ 42” E a distance of 105 feet, 9 inches, 6 lines actual (103 feet, 3 inches, 4 lines title) to a point;

Thence S 59° 02’ 35” E a distance of 2 feet, 8 inches actual (2 feet, 11 inches, 2 lines title) to a point;

Thence N 31° 04’ 43” E a distance of 18 feet, 11 inches, 6 lines actual (15 feet, 4 inches, 4 lines title) to a point;

Thence N 58° 55’ 17” W a distance of 2 feet, 10 inches, 4 lines to a point;

Thence N 31° 04’ 43” E a distance of 3 feet, 0 inches, 2 lines actual (6 feet, 6 inches, 0 lines title) to a point;

Thence N 58° 55’ 17”‘ W a distance of 97 feet, 5 inches, 4 lines to a point on the east right of way line of St. Charles Avenue;

Thence N 31° 04’ 43” E along the east right of way line of St. Charles Avenue a distance of 10 feet, 3 inches, 4 lines to a point;

Thence S 58° 55’ 17” E a distance of 97 feet, 11 inches, 4 lines to a point;

Thence N 37° 25’ 01” E a distance of 149 feet, 8 inches, 5 lines actual (140 feet, 11 inches, 5 lines title) to a point on the south right of way line of Canal Street;

Thence S 52° 40’ 17” E along the south right of way line of Canal Street a distance of 105 feet, 1 inch, 1 line to the point of beginning;

Containing 38,349.19 square feet or 0.88 acres.

LEASEHOLD PARCEL II

(Air Rights Lease)

That certain leasehold interest created pursuant to the Lease of Airspace by City of New Orleans to Canal Street Limited Partnership dated June 1, 1984, recorded as N.A. 592908 in COB 798-G, Folio 515 on March 18, 1985, affecting the following described property:

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 6/16/00, the property over which the airspace is located is more particularly described as a certain piece or portion of ground situated in the First Municipal District of New Orleans, State of Louisiana, and being a portion of the Canal Street right of way adjoining Square 170, to-wit:

Commence at the east right of way line of St. Charles Avenue and the south right of way line of Canal Street;

Thence along said right of way line of Canal Street, S 52° 40’ 17” E a distance of 122 feet, 3 inches 4 lines to the point of beginning;

Thence N 37° 19’ 43” E a distance of 6 feet, 8 inches, 1 line to a point;

Thence S 52° 43’ 58” E a distance of 83 feet, 10 inches, 2 lines to a point;

Thence S 37° 19’ 43” W a distance of 6 feet, 9 inches, 2 lines to a point;

Thence N 52° 40’ 17” W a distance of 83 feet, 10 inches, 2 lines to the point of beginning.

Containing 563.89 square feet.

Said envelope of airspace shall begin at an elevation of 13 feet, 7 inches above the sidewalk and terminate 46 feet, 2 inches above the sidewalk.

NOTE: DESIGNATION OF TRACTS OF LAND AS LEASEHOLD PARCEL I (Tracts 1-8) AND LEASEHOLD PARCEL II ARE FOR CONVENIENCE ONLY AND DO NOT REFLECT ANY OFFICIAL DESIGNATION OP RECORD.

Schedule 2.1.1

LEGAL DESCRIPTION OF LAND

LEASEHOLD PARCEL 1

(Hotel)

That certain leasehold interest created pursuant to the Ground Lease between Richard Properties, Inc., (lessor) and Canal Street Hotels Limited Partnership (lessee) dated May 28, 1982, recorded as N.A. 453304 in COB 778-F, Folio 835-846 on May 28, 1982; as amended by Act of Deposit of Ground Lease Agreement dated November 25, 1996, recorded as N.A. 96-58036 as CIN 131899 in COB 958, Folio 215 on November 25, 1996; arid as further amended by Act of Deposit for New Orleans Hotel Limited Partnership dated December 10, 1996, recorded as N.A. 96-59861 as CIN 132516 on December 10, 1996 (collectively, the “Ground Lease”), affecting the property more fully described as Tracts 1 - 8 as follows;

Tract 1

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans, in Square No. 170, bounded by Canal, Common, St. Charles and Camp Streets, which said portion of ground is designated by the letter “A” and is shown arid delineated on a certain sketch and certificate of survey made by E.L. Eustis, Deputy City Surveyor, dated 5/28/25, a blue print of which is annexed for reference to the petition for sale by the Succession of Mrs. J.C. Story, No. 170232 of the Civil District Court for the Parish of Orleans. According to said survey, said portion of ground begins at a distance of 70 feet 8 inches from the corner of Canal and Camp Streets, and has a frontage on Canal Street of 37 feet, 4 inches and 4 lines, by a first depth on the side nearer Camp Street of 126 feet, 3 inches and 4 lines and a second depth on said line of 63 feet, 9 inches. Thence said portion of ground measures 58 feet, 6 inches and 5 lines on a line parallel to Common Street and running in the direction of St. Charles Street and thence has a further depth of 79 feet, 1 inch to the line of Common Street; and said lot has a frontage of 10 feet, 5 inches, 1 line on Common Street. And on the side nearer to St. Charles Street, said portion of ground has a first depth of 126 feet, 3 inches and 4 lines: then widens on an oblique line running in the direction of St. Charles Street 32 feet and 1 inch, and on said line a further depth of 149 feet, 6 inches and 3 lines, to the line of Common Street, all measurements being more or less according to existing boundaries and lines. The ownership of that portion constituting an alley, as shown on said plan (said alley having a frontage of 10 feet, 5 inches and 1 line on Common Street by a depth between parallel lines of 79 feet and 1 inch, all more or less) belonging to the deceased only up to a height of 15 feet above the banquette or sidewalk on Common Street as appears from an act before James Fahey, a late Notary Public in the City of New Orleans, on 7/18/1892, duly recorded in the conveyance office for the Parish of Orleans in Book 145, Folio 236.

The buildings and improvements thereon were designated by the municipal numbers 610-612 Canal Street and were known as the Tudor Theatre Building.

Tract 2

TWO CERTAIN PIECES OR PORTIONS OF GROUND, together with all the buildings and improvements thereon, which said improvements comprised the building once know as the Globe Theatre, and said two lots of ground are situated in the First District of the City of New Orleans, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets.

One of said lots measures in American measure 30 feet front on Canal Street by a depth in French Measure of 118 feet, between equal and parallel lines, being bounded on the side towards St. Charles Street by the property of the Canal Bank & Trust Company (formerly the German-American National Bank) and on the Camp Street side by the property formerly belonging to Benjamin Story,

The other lot is a triangular one, being in the rear and adjacent to the lot above described, designated by the Letters A, B and C on a plan by C. A Hadin, Surveyor, dated 2/17/1854 and annexed to an act before H.B. Cenas, late Notary Public, dated 2/18/1854, and measures in American measure 5 feet 8 inches on the base line AC (dividing it from the property formerly owned by Mechanics & Traders Bank) 28 feet, 3 inches and 1 line on the AB and 29 feet, 5 inches on the line BC.

Said property is further described as follows:

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District, in Square 170 bounded by Canal, Camp, St. Charles and Common Streets, and commences at a point 107 feet, 10 inches and 5 lines from the corner of Camp and Canal Streets and measures thence on the side line towards Camp Street and in the direction of Common Street, 126 feet, 5 inches and 1 line; thence 32 feet, 5 lines in the rear, thence 6 feet, 6 lines in the direction of Canal Street; thence at an angle in the direction of Camp Street 2 feet, 6 inches, thence at right angles in the direction of Canal Street and on the side line towards St. Charles Street, 126 feet, 9 inches, 3 lines; thence 30 feet, 4 lines front on Canal Street to the point of beginning, all in accordance with plan of survey dated 5/02/30 by Frank H. Waddill, Civil Engineer, a blue print a which plan is annexed to an act before Dufour Bayle, Notary Public, dated 5/30/30.

Tract 3

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of New Orleans in Square No. 170, bounded by Canal, Camp, Common and St. Charles Streets, which said portion of ground commences at a distance of 115 feet, 2 inches, 1 line from the corner of Canal and St. Charles Streets, and measures thence 37 feet, 8 inches, front on Canal Street by a first depth on the side line nearer Camp Street of 126 feet, 9 inches, 3 lines to a point, at which point said lot narrows 2 feet, 6 inches, thence a further depth of 51 feet, 4 inches 4 lines to the rear of said property; thence across the rear of said property a distance of 39 feet, 1 inch, 4 lines to a point; thence on a line running toward Canal Street a distance of 15 feet, 4 inches, 4 lines to a point; thence running on a line towards St. Charles Street a distance of 2 feet, 10 inches, 4 lines to a point; thence running on a line towards Canal Street a distance of 6 feet, 6 inches to a point;

thence running to St. Charles Street a distance of 97 feet, 5 inches, 4 lines; thence running along St. Charles Street towards Canal Street a distance of 10 feet, 3 inches, 4 lines; thence running on a line in the direction towards Camp Street a distance of 91 feet, 11 inches 4 lines to a point; thence running on a line towards Canal Street a distance of 149 feet, 11 inches, 5 lines to the point of beginning, all in accordance with a blue print of survey made by Frank H. Waddil, C.E., dated 11/14/28, a blue print of which is annexed to the act before Louis L. Rosen, Notary Public, dated 11/28/28, recorded in COB 439, Folio 660.

Tract 4

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Camp, Canal, Common and St. Charles Streets, designated by the No. 19 on a plan of the City Surveyor, dated 2/23/1820, deposited in the office of M. DeArmas, late Notary Public, and measures 35 feet, one inch, 7 lines front on Camp Street, 35 feet, 5 inches in width in the rear, by a depth of 115 feet, 1 inch on the side line towards Common Street and 109 feet, 9 inches and I line on the side line towards Canal Street.

The property bears municipal number 119-21 Camp Street.

Tract 5

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets. Said lot is designated by the Letter “A” on a sketch made by R.P. Rordam, C.E., dated 6/3/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P. referred to below, which said lot begins at a distance of 125 feet, 11 inches, 7 lines from the corner of Common and Camp Street and measures thence 59 feet, 2 inches, 5 lines front on Common Street, by a depth of 78 feet, 8 inches, 4 lines on the side towards Camp Street and 79 feet, 1 inch on the other side, and 59 feet, 2 inches, 5 lines on the rear line , but at a height of 15 feet above the present banquette, said lot widens so as to measure 69 feet, 10 inches, 1 line front on Common Street, the same width in the rear, by 78 feet, 8 inches, 4 lines on the side line towards Camp Street, and 79 feet, 1 inch, 4 lines on the other side line. Said lot of ground being composed on the ground floor of parts of Lots One and Two and on the upper floor of the whole of Lots One and Two over said alley. The side walls on the upper floor are common walls. The side wall towards Camp Street and rear wall on ground floor are also common walls.

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, Camp, Canal and St. Charles Streets, designated as an alley on a print of survey by R.P. Rordam, Surveyor, dated 6/03/37, revised 8/15/40, a copy of which is attached to the act of 8/22/40 before Nolan Kammer, N.P., referred to below, which lies at a distance of 185 feet, 2 inches, 4 lines from the corner of Common and Camp Streets and measures thence 9 feet, 9 inches, 4 lines (more or less) front on Common Street by a depth of 79 feet, 1 inch between equal and parallel lines more or less, which alley extends only to a height of 15 feet from the banquette or to the second floor of the building erected above the alley.

Tract 6

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the First District of the City of New Orleans, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, which said portion of ground commences at a point on Common Street 102 feet, 7 inches, 8 lines from the corner of Common and St. Charles Streets and measures 45 feet, 3 inches, 0 lines front on Common Street, actual measurement (45 feet, 8 inches title); thence a depth on the sideline nearest Camp Street in the direction of Canal Street of 103 feet, 2 inches, 4 lines actual measurement (103 feet, 3 inches, 4 lines title); by a width in the rear of 42 feet, 0 inches, 6 lines actual measurement (44 feet, 0 inches, 2 lines title): thence a depth on the opposite side line nearest St. Charles Street to the point of beginning of 106 feet, 1 inch, 0 lines actual measurement (103 feet, 3 inches, 4 lines title) all as is more fully shown on a sketch of survey made by W.J. & G.J. Seghers, Deputy City Surveyors, dated 8/25/28, a copy of which is attached to the act of 11/12/30 before Dufour Bayle, N.P., recorded COB 459, Folio 173.

The property bears municipal numbers 629-31 Common Street.

Tract 7

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, situated in the Parish of Orleans, State of Louisiana, in that part thereof being the First District of the City of New Orleans, designated as Lot “D”, Square 170, bounded by Common, St. Charles, Camp and Canal Streets, Lot D measures 22 feet, 9 inches, 4 lines on Common Street by a depth of 70 feet, 10 inches (71 feet, 2 inches, 3 lines actual) on the side line nearest to St. Charles Street; on the side nearest to Camp Street adjoining Lot “C”, it has a first depth of 59 feet (56 feet, 9 inches, 7 lines actual) to Common Street and running towards Camp Street 4 feet, 6 inches (4 feel, 8 inches, 4 lines actual) then on a line parallel to the side lines it has a second depth of 8 feet, 1 inch (7 feet, 2 inches actual) then on a line parallel to the rear line and running towards Camp Street, it measures 5 feet, 2 inches, 4 lines (5 feet, 2 inches 6 lines actual) then on a line perpendicular to said real line, it has a last depth of 8 feet (8 feet, 4 inches, 1 line actual) where it meets the said rear line on which it measures 31 feet, 6 inches (31 feet, 1 inch, 6 lines actual) all more or less in American measure, as shown on survey by P.C. Gandolfo, Jr., Surveyor, dated 1/25/65.

Tract 8

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, designated as Lot “C”, Square 170, bounded by Camp, Canal, Common and St. Charles Streets and measures 22 feet, 9 inches, 4 lines front on Common Street, by a depth on the side nearest to St. Charles Street of 57 feet, 7 inches at which depth said portion narrows at right angles 4 feet, 6 inches then has a second depth of 7 feet, 2 inches on a parallel line to the first depth line and from there on an oblique line running towards Camp Street, a third depth of 5 feet, 9 inches. A first depth on the other side nearest to Camp Street of 60 feet, 7 inches and measures at right angles 9 feet, 3 inches, 4 lines from there, also at right angles, a second depth of 6 feet,

11 inches, 3 lines and a width on the rear line of 3 feet, 3 lines. All in the First District of the City of New Orleans, Parish of Orleans, State of Louisiana.

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 8/18/00, Tracts 1 through 8, inclusive, are collectively and more particularly described as follows:

Commence at the intersection of the west right of way line on Camp Street and the south right of way line of Canal Street;

Thence N 52° 40’ 17” W along the south right of way line of Canal Street a distance of 70 feet, 7 inches, 3 lines actual (70 feet, 8 inches, 0 lines title) to the point of beginning;

Thence S 37° 29’ 08” W a distance of 126 feet, 5 inches, 5 lines actual (126 feet, 3 inches, 4 lines title) to a point;

Thence S 24° 47’ 42” W a distance of 35 feet, 6 inches, 1 line to a point;

Thence S 71° 15’ 58” E a distance of 110 feet, 6 inches, 7 lines actual (109 feet, 9 inches, 1 line title) to a point on the west right of way line of Camp Street;

Thence S 19° 03’ 43” W along the west right of way line of Camp Street, a distance of 35 feet, 1 inch, 7 lines to a point;

Thence N 71° 23’ 39” W a distance of 83 feet, 10 inches, 7 lines to a point;

Thence S 15° 26’ 16” W a distance of 7 feet, 10 inches, 3 lines actual (8 feet title) to a point;

Thence S 02° 59’ 22” E a distance of 4 feet to a point;

Thence S 27° 00’ 38” W a distance of 6 feet, 11 inches, 3 lines to a point;

Thence S 62° 59’ 22” E a distance of 9 feet, 3 inches, 4 lines to a point;

Thence S 27° 00’ 38” W a distance of 61 feet actual (60 feet, 7 inches title) to a point on the north right of way line of Common Street;

Thence N 62° 58’ 37” W along the north right of way line of Common Street a distance of 160 feet, 3 inches, 3 lines actual (160 feet, 3 inches, 1 line title) to a point;

Thence N 28° 30’ 42” E a distance of 105 feet, 9 inches, 6 lines actual (103 feet, 3 inches, 4 lines title) to a point;

Thence S 59° 02’ 35” E a distance of 2 feet, 8 inches actual (2 feet, 11 inches, 2 lines title) to a point;

Thence N 31° 04’ 43” E a distance of 18 feet, 11 inches, 6 lines actual (15 feet, 4 inches, 4 lines title) to a point;

Thence N 58° 55’ 17” W a distance of 2 feet, 10 inches, 4 lines to a point;

Thence N 31° 04’ 43” E a distance of 3 feet, 0 inches, 2 lines actual (6 feet, 6 inches, 0 lines title) to a point;

Thence N 58° 55’ 17”‘ W a distance of 97 feet, 5 inches, 4 lines to a point on the east right of way line of St. Charles Avenue;

Thence N 31° 04’ 43” E along the east right of way line of St. Charles Avenue a distance of 10 feet, 3 inches, 4 lines to a point;

Thence S 58° 55’ 17” E a distance of 97 feet, 11 inches, 4 lines to a point;

Thence N 37° 25’ 01” E a distance of 149 feet, 8 inches, 5 lines actual (140 feet, 11 inches, 5 lines title) to a point on the south right of way line of Canal Street;

Thence S 52° 40’ 17” E along the south right of way line of Canal Street a distance of 105 feet, 1 inch, 1 line to the point of beginning;

Containing 38,349.19 square feet or 0.88 acres.

LEASEHOLD PARCEL II

(Air Rights Lease)

That certain leasehold interest created pursuant to the Lease of Airspace by City of New Orleans to Canal Street Limited Partnership dated June 1, 1984, recorded as N.A. 592908 in COB 798-G, Folio 515 on March 18, 1985, affecting the following described property:

In accordance with a plat of survey prepared by Landmark Surveying, Inc., Drawing No. EE-3243, dated 6/16/00, the property over which the airspace is located is more particularly described as a certain piece or portion of ground situated in the First Municipal District of New Orleans, State of Louisiana, and being a portion of the Canal Street right of way adjoining Square 170, to-wit:

Commence at the east right of way line of St. Charles Avenue and the south right of way line of Canal Street;

Thence along said right of way line of Canal Street, S 52° 40’ 17” E a distance of 122 feet, 3 inches 4 lines to the point of beginning;

Thence N 37° 19’ 43” E a distance of 6 feet, 8 inches, 1 line to a point;

Thence S 52° 43’ 58” E a distance of 83 feet, 10 inches, 2 lines to a point;

Thence S 37° 19’ 43” W a distance of 6 feet, 9 inches, 2 lines to a point;

Thence N 52° 40’ 17” W a distance of 83 feet, 10 inches, 2 lines to the point of beginning.

Containing 563.89 square feet.

Said envelope of airspace shall begin at an elevation of 13 feet, 7 inches above the sidewalk and terminate 46 feet, 2 inches above the sidewalk.

NOTE: DESIGNATION OF TRACTS OF LAND AS LEASEHOLD PARCEL I (Tracts 1-8) AND LEASEHOLD PARCEL II ARE FOR CONVENIENCE ONLY AND DO NOT REFLECT ANY OFFICIAL DESIGNATION OP RECORD.

Schedule 4.1.3

Due Diligence Items Delivered to Purchaser

Annual Statements of Operations for the Property for calendar years 2008, 2009 and 2010 through the month prior to closing to the extent completed and available. Seller will provide copies of any complete audited financial statements for the property for such years. Seller will authorize its accountants to make available to the accounts of Purchaser such financial information as Purchaser’s accountants may reasonably require for their investigation of the operations of the Property.

3. Copies of all permits, employment contracts, service contracts, leases, and other contracts, permits, licenses and agreements relating to the Property including all amendments and modifications thereto, which may survive the closing including, but not limited to, all related easement and common area maintenance documents.

4. Copies of the Seller’s existing title insurance policy for the Property.

5. Copies of all documents as they relate to the management contract, including the Property’s 2009 and 2010 operating and cap ex budgets and/or projections. Details on owners priority calculation utilized for purposes of calculating incentive management fee.

6. A copy of any existing Survey of the Property in Seller’s possession or as to which Seller has access.

7. Copies of any existing physical inspection reports for the Property in Seller’s possession or as to which Seller has access.

8. A copy of all labor union contracts, if applicable, complete with wage schedule and staffing guide.

9. Copies of any existing ASTM Phase I Environmental Site Assessment of the Property prepared by a professional environmental assessment firm in Seller’s possession or as to which Seller has access. Documentation related to the USTs that were removed and/or closed in place on the garage site.

10. A list of all current positions at the Property, whether employed by Seller or others including their current wages and benefits by position only.

11. All architectural, construction plans, as-built documents, relating to the Property in Seller’s possession or as to which Seller has access, or which can be made available at the Property by Manager for review.

12. Copies of the prior two years property tax bills for the Property, together with any and all assessments and utility billings to the Property for the last 12 months.

13. A descriptive summary of all pending or threatened litigation affecting the Property.

14. Revenue management reports, including production from Key corporate accounts, detailed STR reports.

15. Copy of Ground Lease and Air Space Lease (including all amendments) as well as 2004 Appraisal and any subsequent appraisals done in connection with establishment of ground rent.

16. Copy of all Existing Loan Documents

Schedule 7.1.6

Notices of Violations

None.

Schedule 7.1.7

Litigation

None.

Schedule 7.1.8(b)

Labor Disputes

None.

Schedule 7.1.9

SUMMARY OF PROPERTY TAX CONTESTS

None.

Schedule 7.1.12(a)

LIST OF TENANT LEASES

1. Concession Agreement dated as of April 1, 2008, by and between Larry Coiffure Beauty Shop and Marriott Hotel Services.

2. Lease Agreement dated as of September 23, 2009, by and between Serenity Spa @ 614 Canal, LLC, and CSH Partners, LLC.

Schedule 7.1.12(b)

LIST OF BREACHES AND DEFAULTS UNDER TENANT LEASES

None.